                                EXHIBIT (10.1)(a)

                   ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM

                          SOLICITATION, OFFER AND AWARD

Contract No:                    RFP No: YH6-0012      Date Issued: APRIL 1, 1996

Issued by:  AHCCCSA                             Subject of Solicitation:
            Contracts and Purchasing
            701 E. Jefferson Ave.                  LONG-TERM CARE SERVICES
            Phoenix, AZ  85034                     FOR CY 97 (10/1/96 - 9/30/97)
================================================================================
I.   SOLICITATION

Sealed offers (original and 5 copies) for providing the services described herein will be received at the issuing office (above) until 3:00 p.m. local time June 14, 1996. For information call:

Mark Renshaw, Contracts and Purchasing             Phone:  (602) 417-4577
================================================================================

                                TABLE OF CONTENTS

A. SOLICITATION, OFFER AND AWARD FORM .........................                1
B. RATES ......................................................                2
C. DEFINITIONS ................................................              3-7
D. PROGRAM REQUIREMENTS .......................................             8-38
E. CONTRACT CLAUSES ...........................................            39-47
F. LIST OF ATTACHMENTS ........................................               48
G. REPRESENTATIONS & CERTIFICATIONS ...........................            49-57
H. INSTRUCTIONS TO OFFERORS ...................................            58-66
I. EVALUATION FACTORS .........................................            67-69
INDEX .........................................................            70-71

================================================================================
II.  OFFER   (Must be fully completed by Offeror)

The undersigned Offeror hereby agrees, if this offer is accepted within 120 days of bid opening to provide all services in accordance with the terms and requirements stated herein, including all attachments, amendments, and best-and-final offer (if any).

NAME OF OFFEROR: Ventana Health Systems, Inc     PHONE:  (602) 943-5660

ADDRESS:         2510 W. Dunlap Avenue, Suite #300

CITY/STATE:      Phoenix, Arizona       Zip: 85021


NAME OF PERSON AUTHORIZED
TO SIGN OFFER:   James A. Burns            TITLE:    Chief Executive Officer

OFFEROR'S SIGNATURE:      James A. Burns    DATE:    6-14-96
================================================================================
III. AWARD   (To be completed by AHCCCSA)

The offer, including all attachments, amendments and best-and-final offer (if any), contained herein, is accepted.

NAME OF AHCCCSA CONTRACTING OFFICER:    Michael Veit  DATE:_____________________

SIGNATURE OF AHCCCSA CONTRACTING OFFICER:_______________________________________

================================================================================


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                          SECTION B - CAPITATION RATES


The Program Contractor shall provide services as described in this solicitation. In consideration for these services, the Program Contractor will be paid as shown below. (The Offeror must enter below its proposed monthly capitation rates for each county bid.)


--------------------------------------------------------------------------------


                            PROPOSED CAPITATION RATES
                             (Per member per month)



COUNTY:            PROPOSED RATE (PMPM):

Apache                 $1,672.41
Cochise*               $
Coconino               $
Gila                   $2,050.14
Graham                 $
Greenlee               $2,153.03
La Paz                 $1,901.53
Maricopa**             $
Mojave                 $1,778.26
Navajo                 $1,812.29
Pima**                 $
Pinal*                 $
Santa Cruz             $1,957.35
Yavapai*               $
Yuma                   $



* By statute, this county has the right of first refusal to act as sole program contractor for the county. It has indicated its intention to continue functioning in this capacity for Contract Year 96-97 and no competing offers will be considered at this time.

** By statute, this county is required to act as sole program contractor for the county. No competing offers will be considered at this time.

                             SECTION C - DEFINITIONS


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ABUSE (OF MEMBER)                  Intentional infliction of physical, emotional
                                   or mental harm, caused by negligent acts or omissions, unreasonable confinement, sexual abuse or sexual assault. (See ARS
                                   Section 46-451.)

ABUSE  (BY PROVIDER)               Provider practices that are inconsistent with
                                   sound fiscal, business or medical practices, and result in an unnecessary cost to the AHCCCS program, or in reimbursement for services that are not medically necessary or that fail to meet professionally recognized standards for health care. It also includes recipient practices that result in unnecessary cost to the AHCCCS program. (See
                                   42 CFR 455.2)

ADHS                               Arizona Department of Health Services.

ADULT CARE HOME                    An ALTCS HCBS approved alternative
                                   residential setting that is licensed by the Arizona Department of Health Services to provide room, board, supervision, personal care and/or custodial care services for up to 10 adults. (AHCCCS Medical Policy Manual,
                                   Section 1230)

ADULT DAY HEALTH                   A program that provides planned care and
                                   supervision, recreation and socialization, personal care, personal living skills training, group meals, health monitoring and various preventive, therapeutic and restorative health care services.

ADULT FOSTER CARE                  An ALTCS HCBS approved alternative
                                   residential setting which is certified by the ADHS to provide room, board, supervision and coordination of necessary ALTCS HCBS services within a family type environment for up to four adult residents. (AHCCCS Medical Policy
                                   Manual, Section 12030)

AGENT Any person who has been delegated the authority to obligate or act on behalf of another person or entity.

AHCCCS Arizona Health Care Cost Containment System as defined by ARS 36-2901, et seq.

AHCCCSA                            Arizona Health Care Cost Containment System
                                   Administration

ALTCS The Arizona Long Term Care System (ALTCS), a program under AHCCCSA that delivers long term, acute and behavioral health care services to eligible members, as authorized by ARS 36-2931 et seq.

AMPM                               AHCCCS Medical Policy Manual

ATTENDANT CARE                     A service wherein a certified trained
                                   attendant provides assistance with
                                   homemaking, personal care, general
                                   supervision and companionship.

BEHAVIORAL HEALTH,                 A behavioral health service agency licensed
LEVEL I                            by ADHS to provide a structured
                                   treatment setting with 24-hour supervision, on-site medical services and an intensive behavioral health treatment program. These facilities are the highest level of inpatient behavioral health services (other than psychiatric hospitalization) and when considered an alternative residential setting may provide mental health crisis stabilization and/or substance abuse detoxification.

BEHAVIORAL HEALTH,                 A behavioral health service agency licensed
                                   by ADHS to provide a


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LEVEL II                           structured residential setting with 24-hour
                                   supervision and counseling or other
                                   therapeutic activities for individuals who do not require the intensity of treatment services or on-site medical services found in a Level I behavioral health facility.

BIDDERS' LIBRARY                   A repository of manuals, statutes, rules and
                                   other reference material referred to in this RFP, located at AHCCCS Contracts and Purchasing, 701 E. Jefferson, Phoenix, AZ.

CAPITATION                         Payment to contractor by AHCCCSA of a fixed
                                   monthly payment per person in advance for which the contractor provides a full range of covered services.

CATEGORICALLY ELIGIBLE             A member eligible for Medicaid under ARS
MEMBER                              36-2901(4)(b) and 36-2931(5).

CONTINUING OFFEROR                 An existing ALTCS program contractor who
                                   submits a response to this solicitation.

CONTRACT YEAR  (CY)                Corresponds to federal fiscal year (Oct. 1
                                   through Sept. 30). For example, Contract Year
                                   97 is 10/1/96 - 9/30/97.

CONVICTED                          A judgment of conviction has been entered by
                                   a federal, state or local court, regardless of whether an appeal from that judgment is pending.

CO-PAYMENT                         An amount which the member pays directly to a
                                   contractor or provider at the time covered services are rendered.

COST AVOIDANCE                     The process of identifying and utilizing all
                                   sources of third-party benefits BEFORE
                                   SERVICES ARE RENDERED by the Program
                                   Contractor or before payment is made by the Program Contractor. (This assumes the Program
                                   Contractor can avoid costs by not paying until the third party has paid what it covers first, or having the third party contracted provider render the service so that the Program Contractor is only liable for coinsurance and/or deductibles.)

COVERED SERVICES                   ALTCS services to be delivered by the Program
                                   Contractor which are so designated in Section
                                   D of this contract and the Arizona
                                   Administrative Code R9-28-201 et seq.

CRS                                Children's Rehabilitative Services

DAYS                               Calendar days unless otherwise specified.

DME Durable medical equipment; an item that can withstand repeated use such as hospital beds, wheelchairs, crutches.

DUAL ELIGIBLE QUALIFIED            A person, eligible under ARS 36-2971(4), who
MEDICARE BENEFICIARY               is entitled to Medicare Part A insurance,
                                   meets certain income, resource and residency requirements of the Qualified Medicare
                                   Beneficiary program, and who has been
                                   determined categorically eligible for full
                                   AHCCCS acute, behavioral health and/or
                                   long-term care benefits.

ENCOUNTER                          An encounter is a record of a medically
                                   related service rendered by a provider or providers registered with AHCCCSA to a member who is enrolled with a program contractor on the date of service. It includes all services for which the program contractor incurred any financial liability.

ENROLLMENT                         The process by which a person who has been
                                   determined eligible becomes a member with a program contractor subject to the limitations specified in the


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                                   AHCCCS Rules.

EPSDT Early and Periodic Screening, Diagnosis and Treatment services for persons under 21 years of age as described in AHCCCS Rules R9-22-101 and R9-22-213.

FEE-FOR-SERVICE (FFS)              A method of payment to registered providers
                                   on an amount-per-service basis.

FFP Federal financial participation (FFP) refers to the contribution that the federal government makes to the Title XIX program portion of AHCCCS as described in AHCCCS Rule R9-28-101 (26).

FISCAL YEAR (STATE)                July 1 through June 30.

FISCAL YEAR (FEDERAL)              October 1 through September 30.

FRAUD An intentional deception or misrepresentation made by a person with the knowledge that the deception could result in some unauthorized benefit to himself or some other person. It includes any act that constitutes fraud under applicable state or federal law. (42 CFR 455.2)

HCBS                               Home and community-based services. (See
                                   Section D.)

HCFA Health Care Financing Administration, an organization within the U.S. Department of Health and Human Services which administers the Medicare and Medicaid programs.

HEALTH MAINTENANCE                 Various forms of plan organization, including
ORGANIZATION (HMO)                 staff and group models, that meet the HMO
                                   licensing requirements of the federal and/or state government and offer a full array of health care services to members on a capitated basis.

HOME DELIVERED MEALS               A service that provides a nutritious meal
                                   containing at least one-third of the federal recommended daily allowance for the member, delivered to the member's place of residence.

HOMEMAKER SERVICE                  Assistance in the performance of routine
                                   household activities such as shopping,
                                   cooking, running errands, etc.

HOSPICE A program that provides care to terminally ill patients who have six months or less to live. A participating Hospice must meet Medicare requirements and have a written provider contract with the Program Contractor.

IBNR Incurred But Not Reported liabilities for services rendered for which claims have not been received.

IHS                                Indian Health Service; a division of the U.S.
                                   Public Health Service. It administers a
                                   system of hospitals and health centers
                                   providing health services to Native Americans and Native Alaskans.

MANAGEMENT SERVICES                A person or organization who agrees to
SUBCONTRACTOR                      perform any administrative service for the
                                   Program Contractor related to securing or fulfilling the Program Contractor's obligations to AHCCCSA under the terms of the contract.

MATERIAL OMISSION                  A fact, data or other information excluded
                                   from a report, contract, etc. the absence of which could lead to erroneous conclusions following reasonable review of such report, contract, etc.


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MEDICAID                           A federal/ state program authorized by Title
                                   XIX of the Social Security Act, as amended, which provides federal matching funds for a medical assistance program for recipients of federally aided public assistance and SSI benefits and other specified groups. Certain minimum populations and services must be included to receive FFP; however, a state may, at its option, include additional populations and services at state expense and also receive FFP.

MEDICARE A federal program authorized by Title XVIII of the Social Security Act, as amended.

MEMBER For purposes of this solicitation, a person eligible for ALTCS who is enrolled with a program contractor.

OFFEROR The organization, entity or person which submits a proposal in response to this AHCCCS Request for Proposal. An offeror who is awarded a contract becomes a program contractor.

PAS Pre-admission screen; diagnostic tool administered by an AHCCCS DMS social worker or nurse to assess, or refer to a physician for assessment, the functional, medical, nursing and social needs of the member.

PASARR Preadmission Screening and Annual Resident Review. Assessment required prior to admission to a nursing facility. Level I is the identification of members who are suspected of having mental illness or mental retardation. Level II determines whether nursing facility or specialized services are needed.

PAY AND CHASE                      Recovery method used by the Program
                                   Contractor to collect from legally liable third parties AFTER the Program Contractor pays the member's medical bills. The service may be provided by a contracted or noncontracted provider. Regardless of who provides the service, pay and chase assumes that the Program Contractor will pay the provider, then seek reimbursement from the third party.

PERSONAL CARE                      A service that provides assistance with
                                   personal physical needs such as washing hair, bathing and dressing.

PRIMARY CARE PROVIDER/             An individual responsible for the management
PRACTITIONER (PCP)                 of the member's health care that includes,
                                   but is not limited to, a physician who is a family practitioner, general practitioner, pediatrician, general internist, obstetrician, gynecologist, certified nurse practitioner or, under the supervision of a physician, a physician's assistant. The PCP must be an individual, not a group or association of persons such as a clinic.

REINSURANCE                        A risk-sharing program provided by AHCCCSA to
                                   program contractors for the reimbursement of certain contract service costs incurred by a member beyond a certain monetary threshold.

RELATED PARTY                      A party that has, or may have, the ability to
                                   control or significantly influence a program contractor, or a party that is, or may be, controlled or significantly influenced by a program contractor. "Related parties" include, but are not limited to, agents, managing employees, persons with an ownership or controlling interest in the disclosing entity, and their immediate families, subcontractors, wholly-owned subsidiaries or suppliers, parent companies, sister companies, holding companies, and other entities controlled or


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                                   managed by any such entities or persons.

RESPITE CARE                       A service that provides short-term care
                                   and supervision to relieve primary
                                   caregivers. It is available 24-hours per day and is limited to 30 days per year.

RFP Request For Proposal; document prepared by AHCCCSA which describes the services required and which instructs prospective offerors how to prepare a response (proposal).

STATE PLAN                         The written agreement between the State of
                                   Arizona and HCFA which describes how the AHCCCS program meets HCFA requirements for participation in the Medicaid program.

SUBCONTRACT                        An agreement entered into by a program
                                   contractor with a provider of health care services who agrees to furnish covered services to members, or with any other organization or person who agrees to perform any administrative function or service for a program contractor specifically related to fulfilling the program contractor's obligations to AHCCCSA under the terms of this contract.

SUBCONTRACTOR                      (1) A person, agency or organization to
                                   which a program contractor has contracted or delegated some of its management functions or responsibilities to provide covered services to its members; or (2) A person, agency or organization with which a fiscal agent has entered into a contract, agreement, purchase order or lease (or leases of real property) to obtain space, supplies, equipment or services provided under the AHCCCS agreement.

SUPPORTIVE RESIDENTIAL             Supportive Residential Living Center -- An
LIVING CENTER                      ALTCS HCBS approved alternative residential
                                   setting composed of individual apartments licensed by ADHS to provide room, board and general supervision, as well as coordinate supportive living services to members on a 24-hour basis. (AHCCCS Medical Policy Manual,
                                   Section 1230)

THIRD PARTY                        A person, program or entity that is or may
                                   be, by agreement, circumstance or otherwise, liable to pay all or part of the medical expenses incurred by an AHCCCS member.

THIRD PARTY LIABILITY              Resources available from person, program or
                                   entity that is or may be, by agreement,
                                   circumstance or otherwise, liable to pay all or part of the medical expenses incurred by an AHCCCS member.

TRAUMATIC BRAIN INJURY             An ALTCS HCBS approved alternative
TREATMENT FACILITY                 residential setting which is licensed by the
                                   ADHS as an Unclassified Health Care Facility and whose purpose is to provide services for the treatment of people with traumatic brain injuries.

VENTILATOR DEPENDENT               An ALTCS member who is dependent on a
                                   ventilator for respiratory support at least six hours per day for at least 30 consecutive days.


                               [END OF SECTION C]
                        SECTION D - PROGRAM REQUIREMENTS
                                TABLE OF CONTENTS


1.  Covered Services..........................................................13

2.  Behavioral Health Services................................................13

3.  Therapeutic Leave And Bed Hold............................................13

4.  Dental Services...........................................................14

5.  Family Planning...........................................................14


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6.  Emergency Services........................................................14

7.  Children's Rehabilitative Services (Crs)..................................14

8.  Altcs Transitional Program................................................15

9.  Case Management...........................................................15

10  Pre-Admission Screening And Annual Resident Review   (Pasarr).............17

11. Quality Management/ Utilization Management................................17

12. Quality Management/ Utilization Management Reports........................18

13. Denials Of Services Requiring Prior Authorization.........................18

14. Member Handbook And Member Communications.................................19

15. Enrollment And Disenrollment..............................................20

16. Request For Change In Enrollment..........................................20

17. Reporting Changes In Members' Circumstances...............................20

18. Out-Of-State Placement And Medical Services...............................21

19. Advance Directives........................................................21

20. Staff Requirements And Support Services...................................21

21. Medical Director..........................................................22

22. Written Policies, Procedures And Job Descriptions.........................23

23. Provider Manual...........................................................23

24. Network Development.......................................................24

25. Network Management........................................................24

26. Provider Registration.....................................................25

27. Network Deficiencies......................................................25

28. Appointment Standards.....................................................25

29. Fraud And Abuse...........................................................25

30. On-Site Reviews...........................................................26

31. Operational And Financial Readiness Reviews...............................27

32. Patient Trust Account Monitoring..........................................27

33. Financial Management......................................................27

34. Required Financial Reports................................................28

35. Performance Bond Or Bond Substitute.......................................28

37. Financial Viability Criteria And Performance Measures.....................29

38. Advances, Distributions And Loans.........................................29

39. Accumulated Fund Deficit..................................................30

40. Hcbs Assumed Mix And Recoupment...........................................30

41. Hospital Reimbursement....................................................30

42. Ventilator Dependent Reimbursement Rates..................................31

43. Reinsurance...............................................................31

44. Coordination Of Benefits/  Third Party Liability..........................32

45. Medicare Services And Cost Sharing........................................34

46. Member  Share Of Cost.....................................................34

47. Management Services And Distribution Of Funds.............................35

48. Management Services Subcontractor Audits..................................35

49. Merger, Reorganization And Change Of Ownership............................35

50. Related Party Transactions................................................36

51. Requests For Information..................................................36

52. Data Management...........................................................36

53. Data Exchange Requirement.................................................36

54. Encounter Data Reporting..................................................36

55. Specialty Contracts.......................................................37

56. Sanctions.................................................................37

57. Term Of Contract  And  Option To Renew....................................38

58. Grievance Process And Standards...........................................38

59. Quarterly Grievance Report................................................38

60. Legislative Issues........................................................38


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                        SECTION D - PROGRAM REQUIREMENTS


BACKGROUND AND INTRODUCTION


1982 - ARIZONA JOINS MEDICAID

In 1982 Arizona introduced its Medicaid program by establishing the Arizona Health Care Cost Containment System (AHCCCS), a demonstration program based on principles of managed care. In 1987, the State passed legislation to add long-term care services to the AHCCCS program by establishing the Arizona Long Term Care System (ALTCS). Before the ALTCS program was introduced, nursing facility care for the elderly and physically disabled was provided primarily through the state's various county governments while the Arizona Department of Economic Security, in coordination with the Area Agencies on Aging, provided home and community based services and case management.

ALTCS officially began accepting developmentally disabled members in December 1988; the Department of Economic Security is, by law, the program contractor for this population. The program for the elderly and physically disabled (EPD) population was added January 1, 1989. The ALTCS program now administers acute, long term and behavioral health services in both institutional and home and community based settings, and provides case management services.

AHCCCSA'S MISSION

The AHCCCS Administration's mission is to administer innovative managed care programs effectively and efficiently, and to continually improve the accessibility and delivery of quality health care to members. To do this, AHCCCSA annually evaluates the performance of its program contractors in the following areas:

           Executive management              Case management
           Medical direction                 Provider services
           Network management                Member services
           Behavioral health services        Quality management
           Utilization management            Grievance and appeals
           Accounting systems                Claims and encounter systems

In the future, performance will be measured against clinical quality management indicators once baselines are established by the Administration.

WHO'S ELIGIBLE FOR ALTCS? First,the person must be financially eligible.

Anyone may apply for ALTCS at any of the 15 AHCCCS eligibility offices located throughout the state. The applicant must either be age 65 or older, disabled, under 18, or pregnant. The applicant must be an Arizona resident, a U.S. citizen or legal alien, and have countable income and resources below certain thresholds. Chapter 1600 of the ALTCS Eligibility Policy and Procedures Manual provides a detailed discussion of all eligibility criteria.

Second, the person must be medically eligible.

Once a person's financial eligibility has been established, a preadmission screen (PAS) is conducted by an AHCCCS registered nurse, social worker or, by referral, a physician to evaluate the person's medical status. The PAS is also used initially to determine whether the person should be placed, or is at risk of being placed,


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in a nursing facility or an intermediate care facility for the mentally retarded. In most cases, AHCCCS will reevaluate each ALTCS member annually.

THE GROWTH OF THE ALTCS PROGRAM

ALTCS services are provided in the 15 counties by program contractors under contract with AHCCCS. Program contractors coordinate, manage and provide long-term care services to ALTCS members. Unlike the acute care program, however, there is currently only one ALTCS program contractor in each county.

The ALTCS population has grown from a total of 9,989 in its first full year to 21,356 as of February 1996, a 114% increase. Of this population, 64% are EPD and less than 1% of these are ventilator dependent members. The yearly growth of the EPD population is as follows:

          STATE
          FISCAL YEAR          NUMBER    INCREASE    % INCREASE

          1990                  6,142
          1991                  7,971    1,829       +29.8%
          1992                  8,954      983       +12.3%
          1993                 10,145    1,191       +13.3%
          1994                 10,984      839       + 8.3%
          1995                 12,084    1,100       +10.0%
          1996 (as of 2/96)    13,751    1,667       +13.8%

THE GROWTH OF Home and Community Based Services (HCBS)

ALTCS members are considered to be "at risk" of institutionalization. Alternative residential settings have recently been developed, however, in which some of these members can be safely cared for in a less restrictive setting. These HCBS alternative residential settings allow placement options other than the traditional nursing home when the member can no longer safely live at home. (See Section D, Paragraph 1, for a listing of the alternative settings available through the ALTCS program.) At first, because of its concern about an unmanageable surge in demand, HCFA limited the amount Arizona could spend on HCBS services to 5% of the total ALTCS budget. This limit was later changed from a cap on spending to a limitation on member months. HCFA has since allowed ALTCS to increase the HCBS cap by approximately 5% per year so that the cap is now at 40% for HCBS placements. As of December 1995, HCBS members comprised approximately 35% of the ALTCS EPD population.

HCBS:  THE FUTURE OF ALTCS

AHCCCS has supported and encouraged the growth of HCBS in the ALTCS program through the Supportive Residential Living and Adult Care Home pilot programs. The growth of HCBS has given members a variety of residential options to choose from beyond the traditional nursing home. To encourage further growth and expansion in this area, AHCCCS has established HCBS percentages and a reimbursement method that rewards those program contractors who excel in the development and expansion of these settings. In addition, AHCCCSA has requested federal approval for removing the percentage cap entirely on HCBS placements.

1.    COVERED SERVICES


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The Program Contractor shall, at a minimum, be responsible for providing the following acute, long term and behavioral health services in accordance with the AHCCCS Medical Policy Manual:

ACUTE CARE SERVICES  (REF. AHCCCS RULE R9-22-202)

      Inpatient and outpatient hospital

      Emergency room

      Physician

      Outpatient, including those AHCCCS covered services that may be provided in a rural health clinic or Federally Qualified Health Center

      Laboratory, x-ray and medical imaging

      Prescription drugs, including psychotropic medications

      Medical supplies, durable medical equipment and prosthetic devices

      Emergency transportation

      Medically necessary transportation

      Family Planning, including drugs, supplies, devices and surgical procedures provided to delay or prevent pregnancy

      Medically Necessary Abortions, when the pregnancy would endanger the life of the mother if the fetus were carried to term, or if the pregnancy is a result of rape or incest

      Therapies (physical, occupational, respiratory, audiologic, speech)

      Podiatry

      Private Duty Nursing for ventilator dependent members

      Early and periodic screening, diagnosis and treatment services for members under the age of 21. These services include all medically necessary Title XIX services.

      Organ transplants deemed medically necessary are limited to the following services: kidney, cornea, bone, heart, lung, heart/lung, liver, autologous and allogeneic bone marrow with related chemotherapy or radiotherapy

      Eyeglasses and contact lenses for members 21 years and older as the sole prosthetic device after a cataract extraction

      Emergency dental care, extractions and medically necessary dentures for members 21 years and older.

ACUTE CARE SERVICES - BEHAVIORAL HEALTH (REF. AHCCCS RULE R9-28-1104)

      Inpatient hospital

      Inpatient Psychiatric Facility for members under 21 years

      Institution for mental diseases for members 65 years and older

      Individual therapy and counseling

      Group and family therapy and counseling

      Partial care (Basic and Intensive)

      Emergency crisis mental health care

      Behavior management

      Evaluation

      Psychotropic medications, including adjustment and monitoring

LONG  TERM CARE SERVICES (REF. AHCCCS RULE R9-28-202)

      Nursing Facility, including Christian Science sanitoria and nursing

      Hospice

      Adult Day Health

      Home Delivered Meals

      Home Health Agency, including nursing services and home health aide

      Homemaker

      Personal Care

      Respite Care

      Group Respite as an alternative to Adult Day Health

      Attendant Care

      Environmental modifications

LONG TERM CARE - INSTITUTIONAL SETTINGS

      Nursing facility

      Institution for Mental Disease (for age 65 and over)

      Inpatient Psychiatric Residential Treatment Center (under age 21)

LONG TERM CARE - HCBS ALTERNATIVE  RESIDENTIAL SETTINGS

      Adult Care Home

      Adult Foster Care

      Behavioral health, Level I and Level II (Residential Treatment Center;
            licensed by ADHS; under age 21)

      Supportive Residential Living centers (certified by ADHS - Maricopa County pilot program)

      Traumatic Brain Injury treatment facility

Other services and settings, if approved by HCFA and/or the Director of AHCCCSA, may be added as appropriate. Exclusions and limitations of ALTCS covered services are discussed in AHCCCS and ALTCS Rules and the AHCCCS Medical Policy Manual.

2.      BEHAVIORAL HEALTH SERVICES


The Program Contractor shall provide medically necessary Title XIX (Medicaid) behavioral health services to all members in accordance with the AHCCCS Medical Policy Manual.

Referral for behavioral health services may be made by the Primary Care Provider, case manager, nursing facility staff, family, guardian, the member, or by any health care professional in coordination with the case manager assigned to the member.

The Program Contractor shall develop, monitor and continually evaluate its processes for timely referral, screening, evaluation and treatment planning for behavioral health services. The Program Contractor is responsible for training case managers and providers to identify and screen for members' behavioral health needs. The initial behavioral health screen for HCBS members must be performed within seven days of referral. There shall be procedures in place for ensuring that members' behavioral health services are appropriately provided, coordinated and tracked by the case manager, PCP and behavioral health providers and included in the member's individual service plan. Quality management for behavioral health services must be included in the Program Contractor's Quality Management Plan and shall meet the quality management requirements of AHCCCSA. Behavioral health utilization reports shall be submitted quarterly in a format to be determined by AHCCCSA.


3.    THERAPEUTIC LEAVE AND BED HOLD

For therapeutic leave and bed hold policies, refer to the AHCCCS Medical Policy Manual, Section 1620-21.

4.      DENTAL SERVICES

The Program Contractor shall ensure that members under age 21 have direct access to dental providers. Members may also be referred by their PCPs. Members over age three and under 21 shall be screened annually by a dentist who will perform an evaluation and report findings and treatment to the member's PCP or the Program

Contractor. Members under age three shall be screened by their PCP and referred to a dentist when medically necessary. Dental standards may be found in the AHCCCS Medical Policy Manual, Section 310.


5.      FAMILY PLANNING

The Program Contractor shall provide Family Planning services in accordance with the AHCCCS Medical Policy Manual, Section 420, to members who choose to delay or prevent pregnancy. The Program Contractor is responsible for annually notifying members of reproductive age (12-55 years) of the availability of Family Planning services.


6.    EMERGENCY SERVICES

The Program Contractor shall provide the following at a minimum:

a. A designated emergency services facility providing care on a 24-hour-a-day, 7-day-a-week basis, accessible to members in each contracted service area. One or more physicians and one nurse shall be on call or on duty at such facility at all times.

b. An emergency services system employing at least one physician, registered nurse, physician's assistant or nurse practitioner, accessible to members by telephone 24-hours-a-day, 7-days-a-week, for information in the event of any emergency and to providers who need verification of patient membership and treatment authorization.

c. An emergency services telephone log containing member's name, address, telephone number, date of call, time of call, nature of complaint or problem, and instructions given to the caller.

d. A written procedure for the communication of emergency services information to the member's primary care physician and other appropriate network elements.


7.      CHILDREN'S REHABILITATIVE SERVICES  (CRS)


CRS, a program administered by the Arizona Department of Health Services (DHS), is designed to provide specialty medical and surgical care of a comprehensive and rehabilitative nature to children who meet CRS financial and medical eligibility criteria. CRS is not an emergency services program. While attempts will be made by CRS administrators to accommodate emergency referrals, the Program Contractor remains ultimately responsible for the provision of all covered services to its members.

Since CRS is not an entitlement program and eligibility is based on medical judgment, there is no guarantee that CRS administrators will accept responsibility for treatment. The Program Contractor shall refer potentially eligible children to CRS administrators. The referral process is discussed in the CRS Policy and Procedures Manual, a copy of which may be obtained through the Contracts and Purchasing Office. The CRS program provides a comprehensive multi-disciplinary approach to management of CRS-covered conditions, but does not provide primary care. Eligibility criteria for these services include:

      a. Child has a CRS-covered condition as defined in the CRS Policy and Procedures Manual.

      b. Child requires comprehensive multi-disciplinary care.

      c. Child has a reasonable potential for rehabilitation.


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
CRS-covered services will ordinarily include the planned management of the covered condition, including inpatient care, surgery, therapy, limited DME and home health care, and social and educational services, as well as periodic follow-up. Emergency services are not ordinarily covered by CRS, nor is initial care of newborn infants.


8.      ALTCS TRANSITIONAL PROGRAM

The ALTCS Transitional Program is available for members (both institutional and HCBS) who, at the time of medical reassessment, have improved either medically, functionally or both to the extent that they no longer need institutional care, but who still need significant long term care services. For those members who are living in a medical institution when determined eligible for the ALTCS Transitional program, the Program Contractor shall arrange for home and community based placement as soon as possible, but not later than 90 days after the effective date of eligibility.

ALTCS Transitional members are entitled to all ALTCS covered services except for institutional care* which is not covered unless it's medically necessary. In such situations, the period of institutionalization may not exceed 90 days. If institutional care is expected to exceed 90 days, the Program Contractor shall request a medical eligibility reassessment (PAS). ALTCS Transitional members determined by the PAS to be at risk of institutionalization will be transferred from the ALTCS Transitional Program to the regular ALTCS program effective the first of the month following the PAS reassessment decision date.

EPD institutionalized members will continue to be considered institutional placement until the member is placed in an HCBS setting or expiration of the 90 day period, whichever occurs first. HCBS members will continue to be HCBS placed. For ALTCS Transitional members who remain institutionalized after the 90 day period, member months will be considered as HCBS member months for the HCBS recoupment process. (See Section D, Paragraph 40, HCBS Assumed Mix and Recoupment, for a discussion of the HCBS recoupment process.) Program Contractor compliance with this program will be monitored through the AHCCCS Office of Managed Care and the Office of the Medical Director.


9.    CASE MANAGEMENT

The Program Contractor shall ensure adequate staffing to meet case management requirements. The case management caseload size for HCBS and mixed has been revised and caseload limits have been established for acute care only, ventilator dependent and hospice. The case management caseload sizes effective October 1, 1996 are as follows:


------------------------------------

* I.e., nursing facility, institution for mental diseases for persons age 65 or older, inpatient psychiatric facility for persons under the age of 21 or intermediate care facility for the mentally retarded.

     HCBS or Acute                 1:48           CM visit every 90 days
     Nursing Facility (NF)         1:120          CM visit every 180 days
     Vent. Dep. and/or Hospice     1:16           CM visit every 30 days

Over a 180 day time period, one case manager could perform 96 HCBS or acute care visits, 120 NF visits, or 96 ventilator dependent or hospice visits.

The formula for the mixed caseload assumes the following:

1. 96 HCBS or Acute visits (48 members) = 120 NF visits (120 members) = 96 VD or Hospice visits (16 members)

2. The equivalency of the factors used in the mixed caseload formula are:

                  HCBS or Acute:  96 /  48 = 2
                  NF:             96 / 120 = .8
                  VD or Hospice:  96 /  16 = 6

In order to calculate a mixed case load the following formula is used:

  (# of HCBS and Acute clients x 2) + (# of NF clients x .8) + (# of VD and Hospice clients x 6) = 96 or less

As an example of the formula above:

    (30 HCBS x 2)  +  (22 NF x .8)  +  (3 VD x 6)  =   95.6
          60       +       17.6     +       18     =   95.6

Case management ratios will be reviewed annually to determine if adjustment is warranted.

"Case manager" means a person who is either a degreed social worker, licensed registered nurse, or one with a minimum of two years experience in providing case management services to EPD or DD persons. Case managers shall not provide direct care services to members and shall not spend more than 15 % of their time on Title XIX activities other than case management. Staffing must be sufficient to cover case manager absenteeism, turnover and out-of-county members.

The case manager shall make initial contact with the member within five days of enrollment, initial on-site contact with the member within 10 days of enrollment, and ensure initiation of necessary services and placement within an appropriate setting within 30 days of enrollment. The case manager shall also conduct periodic placement and service reviews every 30 days for ventilator dependent members (on-site), every 30 days for Adult Care Home, and every 90 days for HCBS (on-site) or acute care only members (telephone or on-site), and 180 days for members in an institutional setting (on-site). The case manager shall be responsible for determining placement based on member acuity with input from the member (or member's representative), the Primary Care Provider, the Program Contractor's Medical Director and/or the PAS. The case manager shall also develop and maintain the member's placement history, a cost-effective individualized service plan, and help resolve problems in the delivery of needed services.

The case manager shall be responsible for the transition of and discharge planning for members transferred to another Program Contractor or disenrolled from the ALTCS program.

Case management of ventilator dependent members shall be performed by a team consisting of a licensed registered nurse and a social worker. Case management of members requiring behavioral health services shall be performed by a behavioral health professional unless the case manager obtains an initial and quarterly consultation with a qualified behavioral health professional.

The Program Contractor shall ensure complete, correct and timely entry of data related to placement history, cost effectiveness studies and service plans into the Client Assessment and Tracking System (CATS). "Timely" shall mean within 14 days of the event which gave rise to the transaction (e.g., service approval by the case manager, placement change). Unless the Program Contractor is currently transmitting data to CATS by tape, all data entry shall be on-line. If the Program Contractor is not currently on-line, it must have a systems interface in place so it can update the case management information no less than twice per month. The acceptable reject rate of data is 5% for each submission. All rejects must be corrected prior to the next submission of data to CATS.

The Program Contractor shall provide AHCCCSA a description of the internal monitoring of its case management program and shall include the results of this monitoring covering the previous 12 months. The Program Contractor shall include those findings where improvement was indicated and the steps it has taken to resolve deficiencies. Both the internal monitoring process and results will be evaluated by AHCCCSA during on-site reviews.

AHCCCSA will generate a late placement report and send it to the Program Contractor on a quarterly basis. This report will list members enrolled with the Program Contractor who, according to the AHCCCSA CATS System, have not been placed within 30 days of enrollment with the Program Contractor. The Program Contractor will be requested to provide a written explanation of the reason the client has not been placed. If the reason for the non-placement is deemed valid, no action will be taken. If there is insufficient reason, or no long-term care services were provided, the Program Contractor will be paid for acute care services, case management services and administration only for each unplaced member retroactive to the date of enrollment. If late placement or initiation of service becomes a persistent problem with the Program Contractor, AHCCCSA reserves the right to impose sanctions for non-compliance.

Even though the Program Contractor has up to 30 days to initiate services and place a new member, AHCCCSA's performance standard is two weeks. For future awards and contract renewals, AHCCCSA will evaluate the Program Contractor against the two-week standard. For details on Case Management requirements, see the AHCCCS Medical Policy Manual, Chapters 1200, 1500, 1600 and Appendix F.


10.     PRE-ADMISSION SCREENING AND ANNUAL RESIDENT REVIEW   (PASARR)

The Program Contractor shall ensure members have the Preadmission Screening and Annual Resident Review (PASARR) Level I and, if needed, Level II screenings prior to admission to a nursing facility. Level I is the identification of members who are suspected of having mental illness or mental retardation. Level II determines whether nursing facility or specialized services are needed. Failure to have the proper PASARR screening prior to placement of members in a nursing facility may result in federal financial participation (FFP) being withheld from AHCCCSA. Should withholding of FFP occur, AHCCCSA will recoup the withheld amount from the Program Contractor's next capitation payment. The Program Contractor may, at its option, recoup the withholding from the nursing facility which admitted the member without the proper PASARR.


11.   QUALITY MANAGEMENT/ UTILIZATION MANAGEMENT

The Program Contractor shall maintain an AHCCCSA-approved internal quality management/ utilization management system and plan in accordance with ALTCS Rules, the AHCCCS Medical Policy Manual and federal regulations found at 42 CFR
434.34 and Part 456; this RFP document does not contain all the QM/UM requirements. The Program Contractor shall respond to quality of care issues in accordance with the time limits specified in AHCCCSA correspondence concerning the individual issues.

The Program Contractor shall ensure all EPSDT eligible children receive services in accordance with the AHCCCS Medical Policy Manual, Chapter 400, including the required EPSDT screens.

The Program Contractor shall participate in any annual study requested by AHCCCSA and shall cooperate in the collection of quality indicator data as needed, including chart reviews. AHCCCSA reserves the right to add required clinical indicators and set standards for compliance. The current ALTCS quality indicators are:

            Influenza immunization among nursing facilities

            Sacral/ Coccygeal pressure ulcers

            Psychotherapeutic agents

            Hospitalization and emergency room utilization

            Activities of daily living

            Fractures related to falls

The Program Contractor shall monitor activities related to the performance of the provider network. These activities shall include, but not be limited to, provider profiling in the areas of emergency room, hospital and pharmacy utilization. The Program Contractor shall share provider profiling and utilization information on a regular basis with individual providers. The Program Contractor shall comply with all other medical audit provisions as required by AHCCCS Rule R9-28-513.


12.   QUALITY MANAGEMENT/ UTILIZATION MANAGEMENT REPORTS

The Program Contractor shall submit the following periodic reports:

REPORT:                                 DUE DATE:

QM/ UM Plan                             45 days after contract effective date

QM/ UM Plan Evaluation                  November 15, each year

Quarterly Inpatient Showing Reports     15 days after the end of each quarter

Submission of Plan of Correction        30 days after receipt of notice to
                                        correct

AIDS/ HIV Notification                  Telephone as each case is identified or
                                        report all cases 30 days after the end
                                        of each quarter

EPSDT Progress Report                   First day of each quarter

Maternity Care Plan                     November 1, each year

EPSDT Participation Plan                November 1, each year

Pregnancy Termination Report            End of the month following pregnancy
                                        termination

Behavioral Health Utilization Report    30 days after the end of each quarter

Provider Affiliation Tape               30 days after the end of each quarter


13.   DENIALS OF SERVICES REQUIRING PRIOR AUTHORIZATION

When a service requiring prior authorization is denied, the Program Contractor shall ensure the member is notified of the reasons for the denial. This notification must be given to the member verbally or mailed to the member within three working days from the date the decision to deny is made. Chapter 300 of the AHCCCS Medical Policy Manual contains further detail on notification requirements. AHCCCSA reserves the right to change the notification requirements at any time during the term of this contract.

14.   MEMBER HANDBOOK AND MEMBER COMMUNICATIONS

All member informational materials (e.g. member handbooks, newsletters, brochures) prepared by the Program Contractor shall be approved by AHCCCSA prior to distribution to members. Information shall be provided in English and a second language when 200 members or 5% of the Program Contractor's enrolled population, whichever is greater, speak the same non-English language. The Program Contractor is solely responsible for determining the necessity of this second-language requirement. All written communications shall be written at the fourth grade level. Suggested reference material to determine whether this requirement is being met are:

      Fry Readability Index

      PROSE, the Readability Analyst (Software developed by Education

      Activities, Inc.)

      Gunning FOG Index

      McLaughlin SMOG Index.

When there are program or service changes, the Program Contractor will provide notification to the affected members at least 14 days before the change goes into effect.

The Program Contractor shall produce and provide a Member Handbook to each member within 10 days of enrollment. The Member Handbook shall be prepared in accordance with AHCCCSA rules for printed information and shall explain, at a minimum, the following:

a.    A table of contents

b.    Covered and non-covered services

c.    Operations of the Program Contractor

d.    How to contact Member Services and a description of its function

e.    How to contact the case manager

f.    How to select and change PCPs

g.    Appointment procedures

h. What to do in case of an emergency including names, addresses and telephone numbers for members to call for instructions. In a life-threatening situation, the member handbook should instruct members to use the emergency medical services (EMS) available and/or activate EMS by dialing 9-1-1.

i.    Out-of-county and out-of-state moves

j.    Grievance process and procedures

k.    Advance directives

l.    Contributions the member can make towards his or her own health

m. How to obtain emergency transportation and medically necessary transportation.

n.    EPSDT services

o.    Maternity and family planning services

p.    Behavioral health services

q.    Coordination with Medicare and other potentially liable third parties

r. For members with Medicare coverage: indicate Medicare additional covered services, services not generally covered by Medicare, reference to the Medicare handbook "Other Things You Should Know About Medicare" which describes dual coverage (Medicare/Medicaid, QMB's, etc.)

s.    Member's share of cost

Regardless of the format chosen by the Program Contractor, the member handbook must be written in a type-style and size that can be easily read by members of varying degrees of visual impairment. At a minimum, the member handbook shall also contain the following questions and answers, along with the two paragraphs that follow. These items are required by HCFA:


      Q. What if I have questions, problems, or complaints about [Program Contractor ]?

      A. If you have a question or problem, please call ___________. If you have a specific complaint about your medical care, the Case Manager will help you.

      Q.    What if I am not happy with the help given to me by the Case
            Manager?

      A. If you do not agree with the answer you receive, you may tell the Case Manager you want to file a written or oral grievance. The grievance must be filed no later than 35 days after the date of the action, decision, or incident.

      [Program Contractor name] will make a final decision within 45 days of getting your written grievance. A letter will be mailed to you stating our decision and the reason for the decision. The letter will tell you how you can appeal the decision if you are still unsatisfied. You must let us know you want to appeal within 15 days of being notified of our decision.

      If you decide to appeal, we will send your request for appeal to AHCCCS. You will receive information from AHCCCS on how your appeal will be handled. AHCCCS will then decide if our decision was correct under the circumstances.

15.   ENROLLMENT AND DISENROLLMENT

AHCCCSA is responsible for enrolling and disenrolling ALTCS members and for providing notification of same to the Program Contractor. The effective date of enrollments and disenrollments with the Program Contractor is two days after the date the Program Contractor receives notification. Exceptions to the disenrollment policy are discussed in ALTCS Eligibility Policy and Procedures Manual, Chapter 1600.


16.   REQUEST FOR CHANGE IN ENROLLMENT

If a member moves out of the current Program Contractor's service area, the current Program Contractor may request a program contractor change by submitting a Program Contractor Change Request Form (DE-621) to the program contractor responsible for the member's new county of residence and request that the new program contractor agree to accept the member. If the new program contractor agrees to accept the member, the DE-621 will be sent to AHCCCSA for processing. If the new program contractor does not agree to accept the ALTCS member, the current program contractor may request AHCCCSA to review the request. AHCCCSA will make the final decision. The Program Contractor shall comply with all timelines as required in AHCCCS policy. For more detailed information, refer to the ALTCS Eligibility Policy and Procedures Manual, chapter 1600.


17.   REPORTING CHANGES IN MEMBERS' CIRCUMSTANCES

The ALTCS Member Change Report Form (7240T) provides the Program Contractor with a method for notifying the ALTCS eligibility offices and AHCCCSA of changes or corrections to the member's circumstances. This includes but is not limited to changes in residence, living arrangements, third party payers, share of cost, income or resources; a medical condition which could affect eligibility, or the member's death. See the ALTCS Eligibility Policy and Procedures Manual, chapter 1600.




18.   OUT-OF-STATE PLACEMENT AND MEDICAL SERVICES

The Program Contractor shall obtain prior written approval from AHCCCSA before placing a member in an institutional setting outside the state and notify AHCCCSA once placement has been completed. ALTCS members who are temporarily absent from Arizona are eligible for acute emergency services only. The Program Contractor shall report temporary absences from the state to the ALTCS eligibility office for a determination of continued eligibility.


19.   ADVANCE DIRECTIVES

The Program Contractor shall specify in its contracts or agreements with each hospital, nursing facility, home health agency and hospice program that each provider comply with federal and state law on advance directives for adult members. At a minimum, the identified providers shall:

a. Maintain written policies and provide written information for adult members regarding their ability to make decisions about medical care, including the right to accept or refuse medical care and the right to execute an advance directive

b.    Document whether or not the adult member has executed an advance directive

c. Not condition the provision of care or discriminate against a member because of the member's decision to execute or not execute an advance directive

d.    Provide education for staff on issues concerning advance directives


20.   STAFF REQUIREMENTS AND SUPPORT SERVICES

The Program Contractor shall have in place the organizational, management and administrative systems capable of fulfilling all contract requirements. At a minimum, the following staff are required:

a. A full-time ADMINISTRATOR to oversee the entire operation of the Program Contractor

b. A MEDICAL DIRECTOR who is an Arizona-licensed physician. The Medical Director shall be actively involved in all major clinical program components of the Program Contractor. The Medical Director shall devote sufficient time to the Program Contractor's operations to ensure timely medical decisions, including after-hours consultation as needed

c. A full-time FINANCIAL OFFICER to oversee the budget and accounting systems implemented by the Program Contractor

d. A QUALITY MANAGEMENT/ UTILIZATION MANAGEMENT COORDINATOR who is an Arizona-licensed registered nurse, physician or physician's assistant

e. A BEHAVIORAL HEALTH COORDINATOR who has a combination of a minimum of a bachelors degree in a behavioral health related field as well as a minimum of two years training and experience in actual behavioral health services delivery

f. PRIOR AUTHORIZATION STAFF to authorize medical care 24 hours per day, 7 days per week. This staff shall be directly supervised by an Arizona-licensed registered nurse, physician or physician's assistant

g. CONCURRENT REVIEW STAFF to conduct inpatient concurrent review. This staff shall consist of an Arizona-licensed registered nurse, physician, physician's assistant or an Arizona-licensed practical nurse experienced in concurrent review and under the direct supervision of a registered nurse, physician or physician's assistant.

h. CASE MANAGEMENT COORDINATOR (OR MANAGER) or CASE MANAGERS to coordinate the provision of services to members in HCBS and institutional settings

i. PROVIDER SERVICE STAFF to coordinate communications between the Program Contractor and its subcontractors. There shall be sufficient Provider Services staff to enable providers to receive prompt resolution to their problems or inquiries.

j. CLAIMS ADMINISTRATOR and CLAIMS PROCESSORS to ensure the timely and accurate processing of original claims, claims correction letters, resubmissions and overall adjudication of claims

k. ENCOUNTER PROCESSORS to ensure the timely and accurate processing and submission to AHCCCSA of encounter data and reports

l. A GRIEVANCE COORDINATOR who will manage and adjudicate member and provider grievances

m. CLERICAL AND SUPPORT STAFF as necessary to ensure proper functioning of the Program Contractor's operation.

The Program Contractor shall inform AHCCCSA, Office of Managed Care, in writing within seven days of learning of an intended resignation in any of the following key positions. In addition, AHCCCSA may require the Program Contractor to provide a written plan for filling the vacant position, including expected timelines.

    -     Administrator

    -     Medical Director

    -     Financial Officer

    -     Quality Management Coordinator

    -     Case Management Coordinator

    -     Claims Administrator

    -     Behavioral Health Coordinator

    -     Grievance Coordinator

The Program Contractor shall ensure that all staff have appropriate training, education and experience to fulfill the requirements of the position.


21.  MEDICAL DIRECTOR

The Program Contractor shall have on staff a Medical Director who is currently licensed in Arizona as a Medical Doctor or Doctor of Osteopathic Medicine. The Medical Director shall be responsible for:

a. The development, implementation and medical interpretation of medical policies and procedures to guide and support the provision of medical care to members. This includes, among others, policies pertaining to prior authorization, concurrent review, claims review, discharge planning, credentialling and referral management.

b.    Oversight of provider recruitment activities

c. Reviewing all providers' applications and submit recommendations to those with contracting authority regarding credentialling and reappointment of all physicians prior to the physician's contracting (or renewal of contract) with the Program Contractor

d. Oversight of provider profiling, including utilization management activities. Administration of all medical activities of the Program Contractor

f. Continuous assessment and improvement of the quality of care provided to members (e.g. quality of care issues, quality indicators, annual medical study)

g. The development and implementation of the quality management plan and serving as Chairperson of Quality Management Committee

h.    Oversight of provider education, inservice training and orientation

i. Assuring that adequate staff and resources are available for the provision of proper medical care to members

j.    Attending quarterly ALTCS Medical Director meetings.

During periods when the Medical Director is not available, the Program Contractor shall have adequate back-up physician staff to provide competent medical direction.


22.      WRITTEN POLICIES, PROCEDURES AND JOB DESCRIPTIONS

The Program Contractor shall develop and maintain written policies, procedures and job descriptions for each functional area of its health plan, consistent in format and style. The Program Contractor shall maintain written guidelines for developing, reviewing and approving all policies, procedures and job descriptions, as appropriate, in order to ensure all contract requirements are being met.

All policies and procedures shall be reviewed at least annually to ensure that the Program Contractor's current practices reflect written policies. Review dates shall be documented on the policy. Reviewed policies shall be dated and signed by the Program Contractor's appropriate manager, coordinator, director or administrator. All medical and quality management policies must be approved and signed by the Contractor's Medical Director.

Job descriptions shall be reviewed at least annually to ensure that current duties performed by the employee reflect written requirements. Review dates shall be documented on the job descriptions.


23.      PROVIDER MANUAL

The Program Contractor shall develop, distribute and maintain a provider manual. The Program Contractor shall document the approval of the provider manual by its Administrator and Medical Director and shall maintain documentation which verifies that the provider manual is reviewed at least annually. The Program Contractor shall ensure that each provider (individual or group that submits claim and encounter data) is issued a copy of the provider manual. At a minimum, the provider manual must contain information on the following:

a.    A table of contents

b. Introduction to the Program Contractor which explains its organization and administrative structure

c. Provider responsibilities and the Program Contractor's expectation of the provider such as gatekeeping activities, etc.

d. Overview of the Program Contractor's Provider Services department and function

e. Listing and description of covered and non-covered services, requirements and limitations

f. Emergency room utilization (appropriate and non-appropriate use of the emergency room)

g.    Behavioral health services

h.    The Program Contractor's policy regarding PCP assignments

i.    Referrals to specialists and other providers

j.    Grievance process and procedures

k.    Billing and encounter submission information

      - indicate which form, UB92, HCFA 1500, or Form C is to be used for services

      - indicate which fields are required for a claim to be considered acceptable by the Program Contractor. A completed sample of each form shall be included

l. Program Contractor's written policies and procedures which affect the provider(s) and/or the provider network

m.    Claims re-submission policy and procedure

n.    Reimbursement rate

o.    Explanation of remittance advice

p.    Prior authorization procedures

q.    Claims medical review

24.   NETWORK DEVELOPMENT

The Program Contractor shall develop and maintain a provider network that is sufficient to provide all covered services to ALTCS members. It shall ensure covered services are provided promptly and are reasonably accessible in terms of location and hours of operation. There shall be sufficient professional and paramedical personnel for the provision of all covered services, including emergency medical care on a 24-hour-a-day, 7-day-a-week basis. The proposed network shall be sufficient to provide covered services within designated time and distance limits.

If a service or setting is not available or is inadequate, the Offeror must submit with its proposal an action plan for the creation, recruitment or other activities designed to establish the service or setting.

The Program Contractor shall develop and submit with the proposal its plan for the further development and expansion of Home and Community Based Services. This plan must address all HCBS services and settings as described in Section D, Paragraph 1, Covered Services and must be updated annually and submitted to AHCCCSA, Office of Managed Care no later than Oct. 31 each year.

25.  NETWORK MANAGEMENT

The Program Contractor shall have policies and procedures in place that pertain to all service specifications described in the AHCCCS Medical Policy Manual, Chapter 1200. These include, but are not limited to, policies on how the Program Contractor will:

a. Communicate with the network regarding contractual and/or program changes and requirements

b. Monitor and control network compliance with policies and rules of AHCCCSA and the Program Contractor

c.    Evaluate the quality of services delivered by the network

d. Provide or arrange for medically necessary covered services should the network become temporarily insufficient within the contracted service area

e. Monitor network capacity to ensure that there are sufficient providers to handle the volume of members

f.    Provide respite care

g. Ensure service accessibility, including monitoring appointment procedures standards, appointment waiting times, and service provision standards

h. Recruit, select, credential, re-credential and contract with providers in a manner that incorporates quality management, utilization, office audits and provider profiling

i.    Manage or share risk with providers

j.    Provide training for its providers and maintain records of such training

k. Provide eligibility information and prior authorization 24 hours per day, 7 days per week.

The Program Contractor shall comply with the provider network and staffing requirements described in the AHCCCS Medical Policy Manual, Chapter 600.

The Program Contractor shall comply with medical policy and standards related to care coordination described in the AHCCCS Medical Policy Manual, Chapter 500.

The Program Contractor shall submit monthly to AHCCCSA, Office of Managed Care, a report noting additions and deletions to the provider network.

26.  PROVIDER REGISTRATION

The Program Contractor shall ensure that all its subcontractors have registered with AHCCCSA as approved service providers and have received AHCCCS Provider ID Numbers. A Provider Participation Agreement must be signed with each provider who does not also participate as an AHCCCS FFS provider and retained in Contractor's files. The provider registration process must be completed in order for the Program Contractor to report services a subcontractor renders to enrolled members and for Contractor to be paid reinsurance.


27.  NETWORK DEFICIENCIES

The Program Contractor shall develop and maintain throughout the term of this contract a provider network sufficient to provide all ALTCS covered services and approved settings to members. In the event any network deficiency should occur, i.e. a covered service or setting becomes unavailable, the Program Contractor shall take immediate action to correct it. If the Program Contractor is unable to contract with a provider to remedy the deficiency within 30 days from the date the covered service or setting becomes unavailable, it shall promptly notify the ALTCS Manager, Office of Managed Care, of the circumstances making it unable to correct the network deficiency. Refer to Attachment B, Service Area Minimum Network Standards.

28.   APPOINTMENT STANDARDS

The Program Contractor shall have procedures in place that ensure:

a. Emergency appointments the same day or within 24 hours of the member's phone call or other notification, or as medically appropriate

b.    Urgent care appointments within two days

c.    Routine care appointments within 21 days

d.    Routine dental appointments within 30 days

For SPECIALTY REFERRALS, the Program Contractor shall be able to provide:

a.    Emergency appointments within 24 hours of referral

b.    Urgent care appointments within 3 days of referral

c.    Routine care appointments within 30 days of referral

For BEHAVIORAL HEALTH SERVICES, the Program Contractor shall be able to provide appointments as follows:

a.    Emergency appointments within 24 hours of request

b.    Non-emergency appointments within 7 days of request

If the Program Contractor needs to provide medically-necessary transportation to a member, the Program Contractor shall require its transportation provider to schedule the transportation so that the member arrives no sooner than one hour before the appointment and does not have to wait more than one hour after making the call to be picked up after the appointment.


29.   FRAUD AND ABUSE

The Program Contractor is responsible for reporting all cases of suspected fraud and abuse or inappropriate practices by subcontractors, members or employees. The Program Contractor shall provide written notification of such incidents to AHCCCSA, Internal Audit and Program Investigation Unit. The Program Contractor shall develop programs to detect and prevent fraud and abuse and shall cooperate with AHCCCSA as requested to investigate fraud and abuse cases. For a full description of the Program Contractor's responsibilities, see the AHCCCS Health Plans and Program Contractors - Policy for Prevention, Detection and Reporting of Fraud and Abuse which is available in the Bidders' Library and incorporated herein by reference.

The AHCCCS policy on fraud and abuse is currently under review and will likely be revised to include more specific requirements regarding the prevention and detection of fraud and abuse. Upon contract award the Program Contractor shall participate in a fraud and abuse workgroup which will consist of representatives from acute care health plans, program contractors, AHCCCSA, the Attorney General's office, and the Health Care Financing Administration. The purpose of the workgroup is to explore ways to minimize the occurrence of fraud and abuse within the AHCCCS system and to recommend updates and revisions to the policy.

The population served in the long-term care program is very vulnerable, particularly in the area of abuse. The Program Contractor shall develop specific controls to prevent and detect member abuse.


30.   ON-SITE REVIEWS

In accordance with AHCCCS Rule R9-28-513, AHCCCSA will conduct operational reviews at least once every three years for the purpose of, but not limited to, ensuring program compliance. The type and duration of the review will be solely at the discretion of AHCCCSA. The reviews will identify areas where improvements can be made and make recommendations accordingly, monitor the Program Contractor's progress towards implementing mandated programs and provide the Program Contractor with technical assistance if necessary. Except in cases where advance notice is not possible or advance notice may render the review less useful, AHCCCSA will give the Program Contractor at least two weeks advance notice of the date of the on-site review. AHCCCSA may conduct a review in the event the Program Contractor undergoes a merger, reorganization, changes ownership or makes changes in three or more key staff positions within a 12-month period.

In preparation for the reviews, the Program Contractor shall cooperate fully with AHCCCSA and the AHCCCSA Review Team by forwarding in advance such policies, procedures, job descriptions, contracts, records, logs and other material that AHCCCSA may request. Any documents not requested in advance by AHCCCSA shall be made available upon request of the Review Team during the course of the review. Program Contractor personnel as identified in advance shall be available to the Review Team at all times during AHCCCSA on-site review activities. While on-site, the Program Contractor shall provide the Review Team with work space, access to a telephone, electrical outlets and privacy for conferences.

Certain documentation submission requirements may be waived at the discretion of AHCCCSA if the Program Contractor obtains NCQA accreditation. The Program Contractor must submit the entire NCQA report to AHCCCSA for such waiver consideration.

The operations review is conducted by an AHCCCS review team comprised of staff from the Office of Managed Care, the Office of the Medical Director and Grievance and Appeals. The team will evaluate the Program Contractor's performance and compliance with AHCCCS policies, rules and the terms of this contract. The review will look at all aspects of operations including, but not limited to:

                  Case management            Quality management
                  Utilization management     Medical direction
                  Grievance process          Claims processing
                  Encounter reporting        Provider and member services
                  Network management         Executive and financial management

Performance will be evaluated by reviewing case files, quality and utilization management plans, meeting minutes, policies, manuals, reports, handbooks and other relevant material. The Program Contractor will be furnished a draft copy of the Review Report and given an opportunity to comment on any review findings prior to AHCCCSA finalizing the report. Where there are outstanding deficiencies, the Program Contractor may be required to submit a corrective action plan without the opportunity to comment on the draft report.

Recommendations made by the Review Team to bring the Program Contractor into compliance with federal, state, AHCCCS, and/or RFP requirements, must be implemented by the Program Contractor. AHCCCSA may conduct a follow-up review or require a corrective action plan to determine the Program Contractor's progress in implementing recommendations and achieving program compliance. Follow-up reviews may be conducted at any time after the initial review.

The Program Contractor shall submit a corrective action plan to improve areas of non-compliance identified in the review. Once the corrective action plan is approved by AHCCCSA, it shall be implemented by the Program Contractor. Modifications to the corrective action plan must be agreed to by both parties. Review findings may be used in the scoring of subsequent bid proposals submitted by that Program Contractor.


31.    OPERATIONAL AND FINANCIAL READINESS REVIEWS

AHCCCSA may conduct Operational and Financial Readiness Reviews on any or all offerors, either before award as part of the proposal evaluation, or after award to assess the new Program Contractor's readiness to provide contract services. A new Program Contractor will be permitted to commence operations only if the Readiness Review factors are met to AHCCCSA's satisfaction.


32.   PATIENT TRUST ACCOUNT MONITORING

The Program Contractor shall monitor trust fund accounts for institutionalized members to ensure that expenditures from a member's trust fund comply with federal and state regulations. Suspected incidents of fraud involving the management of these accounts must be reported in accordance with Section D, Paragraph 29, Fraud and Abuse.


33.   FINANCIAL MANAGEMENT

Both AHCCCSA and HCFA require specific financial management and reporting standards to protect the financial integrity of spending under the ALTCS program. In addition, financial information must be available for the Program Contractor to manage the program, to assess its own financial risk and to determine if members are receiving necessary services. At a minimum, the Program Contractor's system shall:

a. Gather and report data on critical financial indicators (e.g., Incurred But Not Reported Claims)

b. Establish and maintain a financial information base to support current operations

c. Provide information regarding financial status, including all reporting mandated by law and accounting of HCBS expenditures, to internal management and AHCCCSA on a regular basis

d.    Make records available for independent audit

e.    Ensure that subcontractors are reimbursed promptly and correctly

f.    Monitor nursing facilities and other institutional patient trust accounts

g.    Monitor records in accordance with 42 CFR 483.10

In addition, the Program Contractor's financial management systems must meet specific standards established by HCFA. These are specified in 45 CFR, Part 74, which is incorporated herein by reference.


34.   REQUIRED FINANCIAL REPORTS

The Program Contractor shall comply with all financial reporting requirements contained in the Reporting Guide for Long-Term Care Program Contractors with the Arizona Health Care Cost Containment System. The Guide, which may be found in the Bidders' Library, contains a complete listing of all monthly, quarterly and annual reporting requirements including due dates for each report.


35.   PERFORMANCE BOND OR BOND SUBSTITUTE

The Program Contractor shall be required to provide a performance bond of standard commercial scope issued by a surety company doing business in this state, an irrevocable letter of credit, or a cash deposit to AHCCCSA for as long as the Program Contractor has AHCCCS-related liabilities of $50,000 or more outstanding, or 15 months following the termination date of this contract, whichever is later, to guarantee: (1) payment of the Program Contractor's obligations to providers, and (2) performance by the Program Contractor of its obligations under this contract. The performance bond shall be in a form acceptable to

AHCCCSA and payable to the Arizona Health Care Cost Containment System Administration, an agency of the State of Arizona. In the case of an irrevocable letter of credit the letter shall be issued by:

a. A bank doing business in this state and insured by the Federal Deposit Insurance Corporation, or

b. A savings and loan association doing business in this state and insured by the Federal Savings and Loan Insurance Corporation, or

c. A credit union doing business in this state and insured by the National Credit Union Administration.

In the event of a default by the Program Contractor, AHCCCSA shall, in addition to any other remedies it may have under this contract, obtain payment under the performance bond or substitute security for the purposes of the following:

a. Paying any damages sustained by providers, contracted or otherwise, because of a breach of the Program Contractor's obligations under this contract,

b. Reimbursing AHCCCSA for any payments made by AHCCCSA on behalf of the Program Contractor, and

c. Reimbursing AHCCCSA for any extraordinary administrative expenses incurred by reason of a breach of the Program Contractor's obligations under this contract, including, but not limited to, expenses incurred after termination of this contract for reasons other than the convenience of the state by AHCCCSA.

In the event AHCCCSA agrees to accept substitute security in lieu of the performance bond, irrevocable letter of credit or cash deposit, the Program Contractor agrees to execute any and all documents and perform any and all acts necessary to secure and enforce AHCCCSA's security interest in such substitute security including, but not limited to, security agreements and necessary UCC filings pursuant to the Arizona Uniform Commercial Code. In the event such substitute security is agreed to and accepted by AHCCCSA, the Program Contractor acknowledges that it has granted AHCCCSA a security interest in such substitute security to secure performance of its obligations under this contract. The Program Contractor is solely responsible for establishing the credit-worthiness of all forms of substitute security. AHCCCSA may, after written notice to the Program Contractor, withdraw its permission for substitute security, in which case the Program Contractor shall provide AHCCCSA with a form of security described above.


36.   AMOUNT OF PERFORMANCE BOND

The initial amount of the performance bond shall be equal to 110% of the total capitation payment expected to be paid in the month of November or as determined by AHCCCSA. This requirement must be satisfied by the Program Contractor no later than 15 days after notification by AHCCCSA of the amount required. Thereafter, AHCCCSA shall evaluate the enrollment statistics of the Program Contractor on a monthly basis. If there is an increase in capitation payment that exceeds 10% of the initial performance bond amount, AHCCCSA may require an increase in the amount of the performance bond. The Program Contractor shall have 15 days following notification by AHCCCSA to increase the amount of the performance bond. The performance bond amount that must be maintained after the contract term shall be the lesser of (a) the bond amount on the last day of the contract; or (b) the total amount of AHCCCS-related liabilities outstanding.


37.   FINANCIAL VIABILITY CRITERIA AND PERFORMANCE MEASURES

AHCCCSA has established the following financial viability criteria and performance measures that the Program Contractor shall adhere to. These standards are subject to change as AHCCCSA deems appropriate:

a.    CURRENT RATIO                               Standard:  At least 1.00
      (Current assets divided by current
      liabilities)

b.    EQUITY PER MEMBER                           Standard:  At least $2,000
      (Equity, less on-balance sheet
      performance bond, divided by the number
      of members at the end of the period.)

c.    GROSS MEDICAL EXPENSES PERCENTAGE           Standard: No more than 90%
      (Gross medical expenses divided by
      total revenue)

d.    TOTAL ADMINISTRATIVE COST PERCENTAGE        Standard: No more than 8%
      (Total administrative expenses,
      excluding income taxes, divided by
      total revenue.)

e. RECEIVED BUT UNPAID CLAIMS DAYS OUTSTANDING Standard: No more than 30 days (Received but unpaid claims divided by the average daily medical expenses for the period, net of sub-capitation expense)

f.    TOTAL MEDICAL CLAIMS DAYS OUTSTANDING       Standard: No more than 90 days
      (Total medical claims liability divided
      by the average daily medical expenses
      for the period, net of sub-capitation
      expense)

38.     ADVANCES, DISTRIBUTIONS AND LOANS

The Program Contractor shall not, without the prior written approval of AHCCCSA, make any advances to a related party, or any distribution, loan or loan guarantee to any entity, including another fund or line of business within its organization. Requests for prior approval shall be submitted to the Office of Managed Care.

39.     ACCUMULATED FUND DEFICIT

The Program Contractor and its owners shall fund any accumulated fund deficit through capital contributions in a form acceptable to AHCCCSA within 60 days after receipt by AHCCCSA of the final audited financial statement. The amount of any accumulated fund deficit will be determined in accordance with the Program Contractor's annual audited financial statements.


40.     HCBS ASSUMED MIX AND RECOUPMENT

The Program Contractor's capitation rate is based in part on the assumed ratio ("mix") of HCBS member months to the total number of member months (i.e. HCBS + institutional). At the end of the contract year, AHCCCSA will compare the actual HCBS member months to the assumed HCBS percentage that was used to calculate the capitation rate for that year. If the Program Contractor's actual HCBS percentage is greater than the assumed percentage, AHCCCSA will recoup (or reimburse) the difference between the institutional capitation rate and the HCBS capitation rate for the number of member months which exceeded (or was less than) the assumed percentage. This reconciliation will be made in accordance with the following schedule:

   Percent in excess of assumed percentage:        Amount to be recouped:

           0 - .5 percentage points             0% of capitation overpayment

       .51 - 1.99 percentage points             20% of capitation overpayment
        2 or more percentage points             30% of capitation overpayment

If the Program Contractor's actual HCBS percentage is less than the assumed percentage, AHCCCSA will reimburse a portion of the difference between the institutional rate and the HCBS capitation rate for the number of member months lower than the assumed percentage. This reimbursement will be made in accordance with the following schedule:

    Percent lower than assumed percentage:      Amount to be reimbursed:

           0 - .5 percentage points              0% of capitation underpayment
       .51 - 1.99 percentage points             20% of capitation underpayment
        2 or more percentage points             30% of capitation underpayment

The Program Contractor shall not exceed the statewide cap established by HCFA and shall not implement an HCBS waiting list without prior written approval from AHCCCSA.


41.     HOSPITAL REIMBURSEMENT

The Program Contractor shall reimburse hospitals for member care based on one of the following rate methods:

a.    AHCCCS Fee for Service Hospital Reimbursement Rate

             Inpatient: AHCCCS hospital-specific tiered per diem rates
             Outpatient: AHCCCS hospital-specific cost-to-charge ratio
               multiplied by allowed charges,

                                       OR:

b. Subcontracted rate (The aggregate of subcontracted rates must not exceed what would have been paid had the AHCCCS Fee for Service Hospital Reimbursement rate been used.)

Within seven days of subcontracting with a hospital, the Program Contractor shall submit a copy of the subcontract, including all rates, terms and conditions, to AHCCCSA, Office of Managed Care. This submittal shall include documentation that the negotiated rate will, when considered in the aggregate, be the same or less than what would have been paid under Paragraph a above. To aid in making this determination, the Program Contractor shall require their independent auditor to evaluate the reasonableness of their assumptions as part of the annual audit.

The Program Contractor shall reimburse out of state hospitals at the lowest of the following rates for inpatient and outpatient services:

a.    Negotiated discounted rate, or

b.    Arizona average cost-to-charge ratio multiplied by allowed charges, or

c. Medicaid rate in effect in the state in which the hospital is located at the time services are provided.

The Program Contractor may conduct prepayment and postpayment medical reviews of all hospital claims. Inpatient tiered per diem rates and outpatient cost-to-charge ratios will be adjusted in accordance with ARS 36-2903.01 (J).

For a more complete description of the guidelines for hospital reimbursement, refer to applicable statutes and rules, copies of which may be found in the Bidders' Library.

42.     VENTILATOR DEPENDENT REIMBURSEMENT RATES

The Program Contractor will be paid on a capitated basis for ventilator-dependent (VD) members. Two different capitation rates will be paid, one for members who are placed in Home and Community Based Services, the other for members who are placed in approved ALTCS institutional settings. These rates are set by AHCCCSA and are included on the capitation bid disk. In addition, each ventilator-dependent member shall have an annual evaluation by a pulmonologist to assess the prospects of weaning the member from dependency on the ventilator. A copy of this evaluation shall be promptly forwarded to AHCCCSA's ventilator-dependent coordinator.

AHCCCSA will make capitation payments to the Program Contractor monthly in advance of the performance of services. The capitation rate paid each month will be the capitation rate for ventilator dependent members placed in Home and Community Based Services. On a quarterly basis, AHCCCSA will reimburse the Program Contractor the difference in capitation rates for those ventilator dependent members who were placed in institutions. For example:

        HCBS VD capitation rate:                                      $  5,000
        Institutional VD capitation rate:                             $ 12,000
        Institutional VD member months for quarter:                         35
        Additional capitation due Program Contractor:
                               35 x ($12,000 - $5,000)       =        $245,000


43.     REINSURANCE

Reinsurance is a stop-loss program provided by AHCCCSA to the Program Contractor for the partial reimbursement of covered inpatient facility medical services incurred for a member beyond an annual deductible. AHCCCSA is self-insured for the reinsurance program which has an initial deductible level and a subsequent coinsurance percentage. For dates of service after 10/1/96 (under regular reinsurance), the Program Contractor will be reimbursed at 75% of allowable charges over the following deductibles:

        Urban county, with Medicare Part A             $12,000
        Urban county, without Medicare                 $20,000
        Rural county, with Medicare Part A             $ 5,000
        Rural county, without Medicare                 $ 9,000
        Behavioral Health/Traumatic Brain Injury     [To be determined]

Regular reinsurance covers acute inpatient hospitalizations (i.e. anything billed on a UB92). Effective 10/1/96, members considered by the AHCCCS Office of the Medical Director (OMD) to be high-cost behavioral health or Traumatic Brain Injured will be covered under regular reinsurance. Services for these members must be approved in advance by OMD for the Program Contractor to qualify for reinsurance reimbursement. Services to members identified as being catastrophically eligible in accordance with OMD policies will be covered under a special catastrophic program instead of the regular reinsurance program.

Catastrophic reinsurance coverage for transplants is limited to 85% of the AHCCCS contract amount for the transplant services rendered, or 85% of the Contractor-paid amount, whichever is lower. Catastrophic reinsurance for hemophiliacs is covered at 85% of the Contractor-paid amount. The AHCCCS contracted transplantation rates are available in the Bidders' Library.

AHCCCSA uses inpatient encounter data to determine regular reinsurance benefits. Reimbursement for regular reinsurance benefits will be made to the Program Contractor monthly. AHCCCSA will also provide for a reconciliation of reinsurance payments in the case where encounters used in the calculation of reinsurance benefits are subsequently adjusted or voided.

Encounter data will not be used to determine catastrophic reinsurance benefits. However, this does not relieve the Program Contractor of the responsibility for submitting encounters for catastrophic reinsurance services. The Program Contractor must submit catastrophic reinsurance claims in accordance with the AHCCCS Reinsurance Policy/Procedure Manual. All catastrophic reinsurance claims shall be subject to medical review by AHCCCSA or its designee.

Medical review on regular reinsurance cases will be determined based on statistically valid random sampling. The AHCCCS Office of the Medical Director will generate the sampling and will notify the Program Contractor of documentation needed for the retrospective medical review process to occur at the Program Contractor's offices. The results of the medical review sampling will be extrapolated to the Program Contractor's entire regular reinsurance reimbursement population. A partial recoupment of reinsurance reimbursements made to the Program Contractor may occur based on the results of the medical review sampling.


44.   COORDINATION OF BENEFITS/THIRD PARTY LIABILITY

COST AVOIDANCE - The Program Contractor shall cost-avoid all claims or services that are subject to third-party payment and may deny a service to a member if it knows that a third party (i.e. other insurer) will provide the service. However, if the third-party insurer requires the member to pay any co-payments or deductibles, the Program Contractor is responsible for making these payments, even if the services are provided outside of the Program Contractor's network. (The Program Contractor must decide whether it is more cost-effective to provide the service within its network or pay coinsurance and deductibles for a service outside its network. For continuity of care, the Program Contractor may also choose to provide the service within its network.) If the Program Contractor knows that the third party insurer will neither pay for nor provide the covered service, and the service is medically necessary, the Program Contractor shall not deny the service nor require a written denial letter. If the Program Contractor does not know whether a particular service is covered by the third party, and the service is medically necessary, the Program Contractor shall contact the third party and determine whether or not such service is covered rather than requiring the member to do so.

The requirement to cost-avoid applies to all AHCCCS covered services. For pre-natal care and preventive pediatric services, AHCCCS may require the Program Contractor to provide such service and then coordinate payment with the potentially liable third party ("pay and chase"). In emergencies, the Program Contractor shall provide the necessary services and then coordinate payment with the third-party payer. The Program Contractor shall also provide medically necessary transportation so the member can receive third-party benefits. Further, if a service is medically necessary, the Program Contractor shall ensure that its cost avoidance efforts do not prevent a member from receiving such service.

COST RECOVERIES - If the Program Contractor was not aware of third-party coverage at the time services were rendered or paid for, or was unable to cost avoid, the Program Contractor shall proceed as follows:

The Program Contractor shall identify all potentially liable third parties and pursue reimbursement from them except in the following circumstances (unless referred to the Program Contractor by AHCCCS or AHCCCSA's authorized representative):

    Uninsured/underinsured motorist insurance     First and third-party liability insurance
    Tortfeasors                                   Adoption recovery
    Estate recovery                               Worker's Compensation

The Program Contractor shall, however, report any cases involving the above circumstances to AHCCCSA's authorized representative should the Program Contractor identify such a situation. See AHCCCS Rule R9-28-902, C and D.

The Program Contractor shall cooperate with AHCCCSA's authorized representative in all collection efforts and is encouraged to contract with this representative to better facilitate overall third-party collections. As part of its efforts, the Program Contractor is responsible for performing all research and investigation and payment of lien-filing related costs for total plan cases.

The Program Contractor may retain up to 100% of its third-party collections if all of the following conditions exist:

      1. Total collections received do not exceed the total amount of the Program Contractor's financial liability for the member (total expenditures minus any member share of cost).

      2. There are no payments made by AHCCCS related to fee-for-service, reinsurance or administrative costs (i.e. lien filing, etc.).

      3.    Such recovery is not prohibited by state or federal law

REPORTING - The Program Contractor may be required to report case level detail of third-party collections and cost avoidance. The Program Contractor shall notify AHCCCSA's authorized representative within five working days of the identification of a third-party liability case with known reinsurance (often referred to as joint liability cases). The Program Contractor shall communicate any known change in health insurance information, including Medicare, to the ALTCS local office not later than 10 days from the date of discovery using the form designated in the ALTCS Eligibility Policy and Procedures Manual, Chapter 1600.

45. MEDICARE SERVICES and COST SHARING

AHCCCS has members enrolled who are eligible for both Medicare and Medicaid services. These members are referred to as "dual eligibles" and include persons who are Qualified Medicare Beneficiaries (QMB) and non-QMB eligible persons. QMB eligible persons are entitled to all covered Medicaid services and, in addition, may receive the following Medicare services which are not covered by AHCCCS or differ in scope or limitation:

      Chiropractic services

      Inpatient psychiatric services

      Psychological services

      Inpatient and outpatient occupational coverage

      Respite services

      Any new services which are added to the Medicare program and which are not covered by AHCCCS

For all dual eligible persons, the Program Contractor shall be responsible for providing all AHCCCS covered services and pay all Medicare coinsurance and deductibles for Medicare services which are covered by AHCCCS and provided on a fee-for-service basis within the Program Contractor's network.

For QMB eligible persons, the Program Contractor shall be responsible for paying the Medicare coinsurance and deductibles for Medicare services not covered by AHCCCS described above which are provided on a fee-for-service basis.

Since Medicaid is the payer of last resort, all Medicare covered services which are provided to dual eligibles who are not enrolled in a Medicare TEFRA Risk HMO shall be billed to Medicare or any other third party liability source.


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
If a dual eligible is enrolled with a Medicare TEFRA Risk HMO, Medicare will not reimburse the Program Contractor for Medicare covered services provided by the Program Contractor. Therefore, the Program Contractor shall refer the member to the Medicare TEFRA Risk HMO for all Medicare covered services and shall not be responsible for the payment of any Medicare copayments, deductibles or premiums assessed by the Medicare TEFRA Risk HMO. The Program Contractor shall be responsible for any Medicaid covered services not provided by the Medicare TEFRA Risk HMO.


46.   MEMBER SHARE OF COST


ALTCS members are required to contribute toward the cost of their care based on their income. Some members, either because of their limited income or the methodology used to determine the share of cost, do not have to pay a share of cost. Generally, only institutionalized ALTCS members currently have a share of cost.

Effective 10/1/96, subject to adoption of administrative rule, the share of cost for members in an HCBS alternative residential setting will allow for a Personal Needs Allowance (PNA). This PNA will be the same as for institutional members. This will allow for a PNA equal to the institutional rate of 15% of the SSI maximum for an individual ($70.50 as of 1/96). This is a reduction from the current PNA rate of 300% of the SSI maximum ($1410 as of 1/96) for members residing in Alternative Residential Settings. A room and board amount as charged, not to exceed $800 per month, and all other share of cost deductions described in ARS 36-2932 (O) will be allowed.

The Program Contractor receives monthly capitation payments which incorporate an assumed deduction for the share of cost which members contribute to the cost of care. The Program Contractor is responsible for collecting their members' share of cost. The Program Contractor has the option of collecting the share of cost or delegating this responsibility to the provider. The Program Contractor may transfer this responsibility to nursing facilities, Institutions for Mental Disease for those 65 years of age and older, or Inpatient Psychiatric Facilities for those under 21 years of age, and compensate these facilities net of the share of cost amount. If the Program Contractor delegates this responsibility to the provider, the provider contract must spell out complete details of both parties' obligations in share of cost collection. The Program Contractor must establish a process for collecting the share of cost from HCBS members.

At the end of the contract year, AHCCCSA will compare actual Share of Cost assignment to the Share of Cost assignment assumed in the calculation of the capitation rate. Assumed Share of Cost will be fully reconciled to actual Share of Cost Assignment, and AHCCCSA will either recoup or refund the total difference, as applicable. This share of cost reconciliation may, at AHCCCSA's sole discretion, be performed more frequently than once per year.

47.   MANAGEMENT SERVICES AND DISTRIBUTION OF FUNDS

All proposed management services subcontracts, MIS subcontracts, corporate cost allocation plans, proposals to adjust management fees, and proposals for the distribution of funds which may affect plan equity must be approved in advance by AHCCCSA, Office of Managed Care. Cost allocation plans must be submitted with the proposed management fee agreement. AHCCCSA reserves the right to perform a thorough review of actual management fees charged and/or corporate allocations made. If the fees or allocations are determined to be unjustified or excessive, amounts may be subject to repayment to the Program Contractor. In addition, the Program Contractor may be placed on monthly financial reporting and financial sanctions may be imposed.


48.   MANAGEMENT SERVICES SUBCONTRACTOR AUDITS


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All management services subcontractors are required to have an annual financial audit. A copy of this audit shall be submitted to AHCCCSA, Office of Managed Care, within 120 days after the subcontractor's fiscal year end.


49.  MERGER, REORGANIZATION AND CHANGE OF OWNERSHIP

A proposed merger, reorganization or change in ownership of the Program Contractor shall require prior approval of AHCCCSA and a subsequent contract amendment. The Program Contractor must submit a detailed merger, reorganization and/or transition plan to AHCCCSA, Office of Managed Care, for AHCCCSA review. The purpose of the plan review is to ensure uninterrupted services to members, evaluate the new entity's ability to perform the contract requirements, ensure that services to members are not diminished and that major components of the organization and AHCCCS programs are not adversely affected by such merger, reorganization or change in ownership.


50.  RELATED PARTY TRANSACTIONS

Any proposed subcontract involving a related party or entity requires prior approval from AHCCCSA, Office of Managed Care. The minimum information required on ownership and control in related party transactions is set by federal law (42 CFR 455.100 through 455.106) and the Program Contractor shall disclose all required information, justify all related party transactions reported, and certify the accuracy and completeness of the disclosures made. The Program Contractor shall demonstrate that transactions occurring between the provider and a related party-in-interest are reasonable, will not adversely affect the fiscal soundness of the Program Contractor, and do not present a conflict of interest.


51.  REQUESTS FOR INFORMATION

AHCCCSA may, at any time during the term of this contract, request financial or other information from the Program Contractor. Upon receipt of such requests for information, the Program Contractor shall provide complete information as requested no later than 30 days after the receipt of the request unless otherwise specified in the request itself.


52.  DATA MANAGEMENT

The Program Contractor shall have the capability for all required technical interfaces with AHCCCSA. Refer to the AHCCCS Technical Interface Guidelines in the Bidder's Library for further information. A copy of these guidelines will be provided to the Program Contractor upon contract award.


53.  DATA EXCHANGE REQUIREMENT

The Program Contractor shall exchange data with AHCCCSA in accordance with the AHCCCS Technical Interface Guidelines. The Program Contractor is responsible for any incorrect data, delayed encounter data submission and any penalty applied due to error, omission, deletion, or erroneous insert caused by data it submitted. Any data that does not meet the standards required by AHCCCSA shall not be accepted by AHCCCSA. The Program Contractor is responsible for identifying any inconsistencies immediately upon receipt of data from AHCCCSA. If any unreported inconsistencies are subsequently discovered, the Program Contractor shall correct its records at its own expense.


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
AHCCCSA may require the Program Contractor to provide to AHCCCSA original evidence of service rendered and PCP assignments in a form appropriate for electronic data exchange. The Program Contractor shall be provided with a security code for use in all data transmissions. The Program Contractor agrees that by using its security code, it certifies that any data transmitted is accurate and truthful, to the best of its knowledge.


54.  ENCOUNTER DATA REPORTING

The accurate and timely reporting of encounter data is crucial to the success of the ALTCS program. AHCCCSA uses encounter data to:

                       Pay reinsurance benefits

                       Set fee-for-service and capitation rates

                       Determine disproportionate share payments to hospitals

                       Evaluate quality of care through quality indicators developed with encounter data

The Program Contractor shall submit encounter data to AHCCCSA whenever a contract service has been performed and must be provided by electronic media. This requirement is a condition of the HCFA grant award.

Formatting and specific requirements for encounter data are described in AHCCCS Encounter Reporting User Manual and AHCCCS Technical Interface Guidelines, copies of which may be found in the Bidders' Library. Data must be organized into the PMMIS AHCCCSA-supplied formats. The Encounter Record Submission Standards are included herein as Attachment C.

Service codes have been established for all six alternative residential (HCBS) settings. The Program Contractor will be required to use these codes in CATS and with their Encounter reporting effective October 1, 1996. These six settings (and therefore the service codes) are considered to include Title XIX services as follows:

Adult Care Home:                         Personal care and homemaker services.

Supportive Residential Living:           Personal care, homemaker and nursing
                                         services

Adult Foster Care:                       Personal care and homemaker services;
                                         may include nursing services if the
                                         Adult Foster Care sponsor is a
                                         registered nurse.

Level I Behavioral Health Facility:      Personal care, homemaker, behavior
                                         management and nursing services.

Level II Behavioral Health Facility:     Personal care, homemaker and behavior
                                         management services.

Unclassified Health Care Facility for    Personal care, homemaker and nursing
the Treatment of Brain Injured:          services.


55.  SPECIALTY CONTRACTS

The Director of AHCCCSA may at any time negotiate or contract on behalf of the Program Contractor and AHCCCSA for specialized hospital and medical services such as organ transplants. If the Director has contracted for such specialized services, the Program Contractor may be required to include such services within its delivery networks and make contractual modifications necessary to carry out this section. Specialty contracts shall take precedence over all other contractual arrangements between the Program Contractor and its providers. If the Program Contractor's specialty contracts are less costly than those of AHCCCSA, AHCCCSA may allow the Program Contractor to continue using its specialty contractors.

56.  SANCTIONS


If the Program Contractor violates any provision stated in law, AHCCCS Rules, AHCCCS policies and procedures, or this contract, AHCCCSA may suspend, refuse to renew, or terminate this contract or any related subcontracts in accordance with the terms of this contract and applicable law and regulations, including AHCCCS Rule R9-28-607. AHCCCSA may, in addition to these remedies, impose sanctions in accordance with the provisions of this contract, applicable law and regulations. Written notice will be provided to the Program Contractor specifying the sanction to be imposed, the grounds for such sanction and either the length of suspension or the amount of payment to be withheld.


57.  TERM OF CONTRACT  and  OPTION TO RENEW

The term of this contract shall be 10/1/96 through 9/30/97. In addition, AHCCCSA reserves the sole option to extend the term of the contract, not to exceed a total contracting period of three years. The terms and conditions of any such contract extension shall remain the same as the original contract, as amended. Any contract extension shall be through contract amendment. During the term of this contract, the total contracting period may be increased through legislative action from three to five years.

When AHCCCSA issues an amendment to extend the contract, the provisions of such extension will be deemed to have been accepted 60 days from the date of mailing by AHCCCSA, even if the extension has not been signed by the Program Contractor, unless within that time the Program Contractor notifies AHCCCSA in writing that it refuses to sign the extension or modification. AHCCCSA will then initiate contract termination proceedings.


58.  GRIEVANCE PROCESS AND STANDARDS

The Program Contractor shall have in place a written grievance policy for members and providers which defines their rights regarding any adverse action by the Program Contractor. This written policy shall be in accordance with applicable federal and state law and AHCCCS Rules and policies including, but not limited to, ALTCS Rules R9-28-802 through 804. Details of the AHCCCS grievance policy requirements and the Alternative Resolution Process are included herein as Attachment H. The Program Contractor shall maintain a complaint log pertaining to its program, services and provision of care.


59.  QUARTERLY GRIEVANCE REPORT

A Quarterly Grievance Report shall be submitted to AHCCCSA, Office of Grievance and Appeals and must be received no later than 45 days after the end of each quarter.


60.  LEGISLATIVE ISSUES

The Arizona Legislature will be considering several bills which will have an impact on AHCCCSA and Program Contractors. AHCCCSA reserves the right to incorporate additional services or programs prior to the award of this contract (through RFP amendment) or subsequent to the awarding of this contract (through contract amendment or a separate RFP). The proposed 1996 AHCCCS Omnibus Bill includes the following provisions:


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
a. INPATIENT HOSPITAL REIMBURSEMENT - Currently, AHCCCS health plans and program contractors may negotiate inpatient hospital reimbursement rates or default to the AHCCCS tiered per diem rate. Since AHCCCS wants to encourage more competitive rates, the default option will be removed in Maricopa and Pima counties and health plans and program contractors operating in those two counties will be required to negotiate inpatient hospital rates directly with at least one hospital in Maricopa or Pima county, as appropriate.

b. ALTCS PREADMISSION SCREENING PROCESS - This would explicitly allow a physician to review ALTCS eligibility cases and make a final decision based on medical judgment.

c. LUNG AND HEART/LUNG TRANSPLANTS - Various technical amendments to the October 1995 legislation which authorized these transplants and an extended eligibility process will be enacted.

d. SUBMITTAL DATE FOR DISPROPORTIONATE SHARE (DSH) PAYMENT DATA - Currently, DSH payments are based on data received from the health plans and hospitals as of July 1, 1995. AHCCCSA is requesting that this date be changed to December 31 to allow the health plans and hospitals additional time to submit accurate and complete data.

e. MEMBER FRAUD - Current AHCCCS statutes on member fraud will be amended to include criminal and civil penalties for anyone who aids and abets fraudulent activities.

f. CONTRACT STATUTES - Maximum terms for ALTCS and acute care contracts would be extended to five years from the present four years (for acute) and three years (for ALTCS). Also, the term "Invitation For Bid" would be replaced by the more appropriate "Request For Proposal".

g. EXTEND RULE-MAKING EXEMPTION - In 1994, the Legislature authorized a one-year exemption from rule-making so that AHCCCS could implement a Medicare/Medicaid dual eligible waiver and an on-reservation managed care pilot program waiver. Since HCFA has not approved these waivers, AHCCCS will request that the rule-making exemption be extended to June 30, 1997.

h. EFFECTIVE DATE OF ENROLLMENT - Effective date of Program Contractor responsibility would be the date it received notification of the new member from AHCCCSA. Current effective date is two days after the date of notification.

Other AHCCCS-related issues which may be introduced by interested parties will:

      - Use tobacco tax money for various reasons. Provide temporary financial assistance to Gila, Cochise, Pinal, and Santa Cruz counties and set up a legislative committee to explore permanent relief.

      - Authorize Supported Residential Living Centers as permanent settings under ALTCS.

      - Select two AHCCCS health plans in Maricopa County to provide Title XIX and general behavioral health and substance abuse services to AHCCCS eligible persons.


                               [END OF SECTION D]


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
                          SECTION E - CONTRACT CLAUSES

                                TABLE OF CONTENTS

                         [TO BE REVISED FOR FINAL DRAFT]



Advertising And Promotion Of Contract ....................................    36

Americans With Disabilities Act ..........................................    40

Applicable  Law ..........................................................    34

Assignment And Delegation ................................................    35

Audit ....................................................................    38

Authority ................................................................    34

Changes ..................................................................    39

Compliance With Applicable  Laws, Rules And Regulations ..................    35

Conflict Of Interest .....................................................    40

Contract Interpretation And Amendment ....................................    34

Covenant Against Contingent Fees .........................................    39

Disclosure Of Confidential Information ...................................    41

Disputes .................................................................    39

Effective Date ...........................................................    38

General Indemnification ..................................................    35

Gratuities ...............................................................    36

Incorporation By Reference ...............................................    39

Indemnification -- Patent And Copyright ..................................    35

Insurance ................................................................    38

No Guaranteed Quantities .................................................    40

Non-Discrimination .......................................................    38

Non-Exclusive Remedies ...................................................    38

Payments .................................................................    35

Property Of The State ....................................................    36

Records ..................................................................    34

Relationship Of Parties ..................................................    35

Right Of Offset ..........................................................    37

Right To Assurance .......................................................    36

Right To Inspect Plant Or Place Of Business ..............................    39

Severability .............................................................    34

Subcontracts .............................................................    35

Suspension Or Debarment ..................................................    37

Termination - Availability Of Funds ......................................    37

Termination For Conflict Of Interest .....................................    36

Termination For Convenience ..............................................    37

Termination For Default ..................................................    37

Third Party Antitrust Violations .........................................    36

Transition Activities ....................................................    40

Type Of Contract .........................................................    40

                          SECTION E - CONTRACT CLAUSES


1.    APPLICABLE  LAW

Arizona Law - The law of Arizona applies to this contract including, where applicable, the Uniform Commercial Code, as adopted in the State of Arizona.

Implied Contract Terms - Each provision of law and any terms required by law to be in this contract are a part of this contract as if fully stated in it.


2.    AUTHORITY

This contract is issued under the authority of the Contracting Officer who signed this contract. Changes to the contract, including the addition of work or materials, the revision of payment terms, or the substitution of work or materials, directed by an unauthorized state employee or made unilaterally by the Program Contractor are violations of the contract and of applicable law. Such changes, including unauthorized written contract amendments, shall be void and without effect, and the Program Contractor shall not be entitled to any claim under this contract based on those changes.


3.    CONTRACT INTERPRETATION AND AMENDMENT

No Parol Evidence - This contract is intended by the parties as a final and complete expression of their agreement. No course of prior dealings between the parties and no usage of the trade shall supplement or explain any term used in this contract.

No Waiver - Either party's failure to insist on strict performance of any term or condition of the contract shall not be deemed a waiver of that term or condition even if the party accepting or acquiescing in the non-conforming performance knows of the nature of the performance and fails to object to it.

Written Contract Amendments - The contract shall be modified only through a written contract amendment within the scope of the contract signed by the procurement officer on behalf of the State.


4.    RECORDS

Under ARS Section 35-214 and Section 35-215 the Program Contractor shall retain, and shall contractually require each subcontractor to retain all data and other records relating to the acquisition and performance of the contract for a period of five years after the completion of the contract. All records shall be subject to inspection and audit by the State at reasonable times. Upon request, the Program Contractor shall produce a copy of any or all such records.


5.    SEVERABILITY

The provisions of this contract are severable to the extent that any provision or application held to be invalid shall not affect any other provision or application of the contract which may remain in effect without the invalid provision or application.

6.    RELATIONSHIP OF PARTIES


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
The Program Contractor under this contract is an independent contractor. Neither party to this contract shall be deemed to be the employee or agent of the other party to the contract.


7.    ASSIGNMENT AND DELEGATION

The Program Contractor shall not assign any right nor delegate any duty under this contract without prior written approval of the Contracting Officer, who will not unreasonably withhold such approval.


8.    GENERAL INDEMNIFICATION

The Program Contractor shall defend, indemnify and hold harmless the State from any claim, demand, suit, liability, judgment and expense (including attorney's fees and other costs of litigation) arising out of or relating to injury, disease, or death of persons or damage to or loss of property resulting from or in connection with the negligent performance of this contract by the Program Contractor, its agents, employees, and subcontractors or anyone for whom the Program Contractor may be responsible. The obligations, indemnities and liabilities assumed by the Program Contractor under this paragraph shall not extend to any liability caused by the negligence of the State or its employees. The Program Contractor's liability shall not be limited by any provisions or limits of insurance set forth in this contract. The State shall reasonably notify the Program Contractor of any claim for which it may be liable under this paragraph.


9.    INDEMNIFICATION -- PATENT AND COPYRIGHT

The Program Contractor shall defend, indemnify and hold harmless the State against any liability including costs and expenses for infringement of any patent, trademark or copyright arising out of contract performance or use by the State of materials furnished or work performed under this contract. The State shall reasonably notify the Program Contractor of any claim for which it may be liable under this paragraph.


10.   SUBCONTRACTS

All subcontracts entered into by the Program Contractor are subject to prior review and approval by AHCCCSA, Contracts and Purchasing, and shall incorporate by reference the terms and conditions of this contract. Each subcontract must contain verbatim all the provisions of Attachment A, Minimum Subcontract Provisions. In addition, each subcontract must contain the following:

a. Full disclosure of the method and amount of compensation or other consideration to be received by the subcontractor.

b.    Identification of the name and address of the subcontractor.

c Identification of the population, to include patient capacity, to be covered by the subcontractor.

d. The amount, duration and scope of medical services to be provided, and for which compensation will be paid.

e. The term of the subcontract including beginning and ending dates, methods of extension, termination and renegotiation.

f. The specific duties of the subcontractor relating to coordination of benefits and determination of third-party liability.

g. A description of the subcontractor's patient, medical and cost record keeping system.

h. Specification that the subcontractor shall cooperate with quality assurance programs and comply with the utilization control and review procedures specified in 42 C.F.R. Part 456, as implemented by AHCCCSA.

i. A provision that the subcontractor agrees to identify Medicare and other third-party liability coverage and to seek such Medicare or third-party liability payment before submitting claims to the Contractor/ Program Contractor.

j. A provision stating that a merger, reorganization or change in ownership of a subcontractor that is related to or affiliated with the Contractor/ Program Contractor shall require a contract amendment and prior approval of AHCCCSA.

k.    Procedures for enrollment or re-enrollment of the covered population.

l. A provision that the subcontractor shall be fully responsible for all tax obligations, Worker's Compensation Insurance, and all other applicable insurance coverage obligations which arise under this subcontract, for itself and its employees, and that AHCCCSA shall have no responsibility or liability for any such taxes or insurance coverage.

m. A provision that the subcontractor must obtain any necessary authorization from the Contractor or AHCCCSA for services provided to eligible and/or enrolled members.

n. A provision that the subcontractor must comply with encounter reporting and claims submission requirements as described in the subcontract.

11.   COMPLIANCE WITH APPLICABLE  LAWS, RULES AND REGULATIONS

The materials and services supplied under this contract shall comply with all applicable federal, state and local laws, and the Program Contractor shall maintain all applicable licenses and permits.


12.   PAYMENTS

The Program Contractor shall be paid as specified in the contract. Payment must comply with requirements of ARS Title 35. AHCCCSA reserves the option to make payments to the Program Contractor by wire or NACHA transfer and will provide the Program Contractor at least 30 days notice prior to the effective date of any such change.


13.   ADVERTISING AND PROMOTION OF CONTRACT

The Program Contractor shall not advertise or publish information for commercial benefit concerning this contract without the prior written approval of the Contracting Officer.


14.   PROPERTY OF THE STATE

Any materials, including reports, computer programs and other deliverables, created under this contract are the sole property of AHCCCSA. The Program Contractor is not entitled to a patent or copyright on those materials and may not transfer the patent or copyright to anyone else. The Program Contractor shall not use or release these materials without the prior written consent of AHCCCSA.


15.   THIRD PARTY ANTITRUST VIOLATIONS

The Program Contractor assigns to the State any claim for overcharges resulting from antitrust violations to the extent that those violations concern materials or services supplied by third parties to the Program Contractor toward fulfillment of this contract.

16.   RIGHT TO ASSURANCE


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
If AHCCCSA, in good faith, has reason to believe that the Program Contractor does not intend to perform or continue performing this contract, the procurement officer may demand in writing that the Program Contractor give a written assurance of intent to perform. The demand shall be sent to the Program Contractor by certified mail, return receipt required. Failure by the Program Contractor to provide written assurance within the number of days specified in the demand may, at the State's option, be the basis for terminating the contract.


17.   TERMINATION FOR CONFLICT OF INTEREST

AHCCCSA may cancel this contract without penalty or further obligation if any person significantly involved in initiating, negotiating, securing, drafting or creating the contract on behalf of AHCCCSA is, or becomes at any time while the contract or any extension of the contract is in effect, an employee of, or a consultant to, any other party to this contract with respect to the subject matter of the contract. The cancellation shall be effective when the Program Contractor receives written notice of the cancellation unless the notice specifies a later time.


18.   GRATUITIES

AHCCCSA may, by written notice to the Program Contractor, immediately terminate this contract if it determines that employment or a gratuity was offered or made by the Program Contractor or a representative of the Program Contractor to any officer or employee of the State for the purpose of influencing the outcome of the procurement or securing the contract, an amendment to the contract, or favorable treatment concerning the contract, including the making of any determination or decision about contract performance. AHCCCSA, in addition to any other rights or remedies, shall be entitled to recover exemplary damages in the amount of three times the value of the gratuity offered by the Program Contractor.


19.   SUSPENSION OR DEBARMENT

AHCCCSA may, by written notice to the Program Contractor, immediately terminate this contract if it determines that the Program Contractor has been debarred, suspended or otherwise lawfully prohibited from participating in any public procurement activity.


20.   TERMINATION FOR CONVENIENCE

AHCCCSA reserves the right to terminate the contract in whole or in part at any time for the convenience of the State without penalty or recourse. The Contracting Officer shall give written notice by certified mail, return receipt requested, to the Program Contractor of the termination at least 90 days before the effective date of the termination. Upon receipt of the written notice, the Program Contractor shall stop all work and immediately notify all subcontractors to do the same. In the event of termination under this paragraph, all documents, data and reports prepared by the Program Contractor under the contract shall become the property of and be delivered to AHCCCSA. The Program Contractor shall be entitled to receive just and equitable compensation for work in progress, work completed and materials accepted before the effective date of the termination.


21.   TERMINATION FOR DEFAULT

AHCCCSA reserves the right to terminate the contract in whole or in part due to the failure of the Program Contractor to comply with any term or condition of the contract or to make satisfactory progress in performing the contract. The Contracting Officer shall mail written notice of the termination and the reason(s) for it to the Program Contractor by certified mail, return receipt requested.

Upon termination under this paragraph, all documents, data, and reports prepared by the Program Contractor under the contract shall become the property of and be delivered to AHCCCSA on demand.

AHCCCSA may, upon termination of this contract, procure, on terms and in the manner that it deems appropriate, materials or services to replace those under this contract. The Program Contractor shall be liable for any excess costs incurred by AHCCCSA in re-procuring the materials or services.


22.   TERMINATION - AVAILABILITY OF FUNDS

Funds are not presently available for performance under this contract beyond the current fiscal year. No legal liability on the part of AHCCCSA for any payment may arise under this contract until funds are made available for performance of this contract.


23.   RIGHT OF OFFSET

AHCCCSA shall be entitled to offset against any amounts due the Program Contractor any expenses or costs incurred by AHCCCSA concerning the Program Contractor's non-conforming performance or failure to perform the contract.


24.   NON-EXCLUSIVE REMEDIES

The rights and the remedies of AHCCCSA under this contract are not exclusive.


25.   AUDIT

At any time during the term of this contract, the Program Contractor's or any subcontractor's books and records shall be subject to audit by AHCCCSA and, where applicable, the federal government, to the extent that the books and records relate to the performance of the contract or subcontracts.


26.   NON-DISCRIMINATION

The Program Contractor shall comply with State Executive Order No. 75-5, which mandates that all persons, regardless of race, color, religion, sex, national origin or political affiliation, shall have equal access to employment opportunities, and all other applicable federal and state laws, rules and regulations, including the Americans with Disabilities Act. The Program Contractor shall take positive action to ensure that applicants for employment, employees, and persons to whom it provides service are not discriminated against due to race, creed, color, religion, sex, national origin or disability.


27.   EFFECTIVE DATE

The effective date of this contract shall be the date that the Contracting Officer signs the award page (page 1) of this contract.


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28.   INSURANCE

A certificate of insurance naming the State of Arizona and AHCCCSA as the "additional insured" must be submitted to AHCCCSA within 10 days of notification of contract award and prior to commencement of any services under this contract. This insurance shall be provided by carriers rated as "A+" or higher by the A.M. Best Rating Service. The following types and levels of insurance coverage are required for this contract:

a. Commercial General Liability: Provides coverage of at least $1,000,000 for each occurrence for bodily injury and property damage to others as a result of accidents on the premises of or as the result of operations of the Program Contractor.

b. Commercial Automobile Liability: Provides coverage of at least $1,000,000 for each occurrence for bodily injury and property damage to others resulting from accidents caused by vehicles operated by the Program Contractor.

c. Workers Compensation: Provides coverage to employees of the Program Contractor for injuries sustained in the course of their employment. Coverage must meet the obligations imposed by federal and state statutes and must also include Employer's Liability minimum coverage of $100,000. Evidence of qualified self-insured status will also be considered.

d. Professional Liability (if applicable): Provides coverage for alleged professional misconduct or lack of ordinary skills in the performance of a professional act of service.
The above coverages may be evidenced by either one of the following:

a. The State of Arizona Certificate of Insurance: This is a form with the special conditions required by the contract already pre-printed on the form. The Program Contractor's agent or broker must fill in the pertinent policy information and ensure the required special conditions are included in the Program Contractor's policy.

b. The Acord form: This standard insurance industry certificate of insurance does not contain the pre-printed special conditions required by this contract. These conditions must be entered on the certificate by the agent or broker and read as follows:

      The State of Arizona and Arizona Health Care Cost Containment System are hereby added as additional insureds. Coverages afforded under this Certificate shall be primary and any insurance carried by the State or any of its agencies, boards, departments or commissions shall be in excess of that provided by the insured Program Contractor. No policy shall expire, be canceled or materially changed without 30 days written notice to the State. This Certificate is not valid unless countersigned by an authorized representative of the insurance company.


29.   DISPUTES

The exclusive manner for the Program Contractor to assert any claim, grievance, dispute or demand against AHCCCSA shall be in accordance with AHCCCS Rule R9-28-804(C). Pending the final resolution of any disputes involving this contract, the Program Contractor shall proceed with performance of this contract in accordance with AHCCCSA's instructions, unless AHCCCSA specifically, in writing, requests termination or a temporary suspension of performance.


30.   RIGHT TO INSPECT PLANT OR PLACE OF BUSINESS

AHCCCSA may, at reasonable times, inspect the part of the plant or place of business of the Program Contractor or subcontractor which is related to the performance of this contract, in accordance with ARS Section 41-2547.


31.   INCORPORATION BY REFERENCE

This solicitation and all attachments and amendments, the Program Contractor's proposal, best and final offer accepted by AHCCCSA, and any approved subcontracts are hereby incorporated by reference into the contract.


32.   COVENANT AGAINST CONTINGENT FEES

The Program Contractor warrants that no person or agency has been employed or retained to solicit or secure this contract upon an agreement or understanding for a commission, percentage, brokerage or contingent fee. For violation of this warranty, AHCCCSA shall have the right to annul this contract without liability.


33.   CHANGES

AHCCCSA may at any time, by written notice to the Program Contractor, make changes within the general scope of this contract. If any such change causes an increase or decrease in the cost of, or the time required for, performance of any part of the work under this contract, the Program Contractor may assert its right to an adjustment in compensation paid under this contract. The Program Contractor must assert its right to such adjustment within 30 days from the date of receipt of the change notice. Any dispute or disagreement caused by such notice shall constitute a dispute within the meaning of Paragraph 29 (this Section), and be administered accordingly.


34.   TYPE OF CONTRACT

Firm Fixed-Price


35.   AMERICANS WITH DISABILITIES ACT

People with disabilities may request special accommodations such as interpreters, alternative formats or assistance with physical accessibility. Requests for special accommodations must be made with at least three days prior notice by calling (602) 417-4577.


36.     WARRANTY OF SERVICES

The Program Contractor warrants that all services provided under this contract will conform to the requirements stated herein. AHCCCSA's acceptance of services provided by the Program Contractor shall not relieve the Program Contractor from its obligations under this warranty. In addition to its other remedies, AHCCCSA may, at the Program Contractor's expense, require prompt correction of any services failing to meet the Program Contractor's warranty herein. Services corrected by the Program Contractor shall be subject to all of the provisions of this contract in the manner and to the same extent as the services originally furnished.


37.   NO GUARANTEED QUANTITIES

AHCCCSA does not guarantee the Program Contractor any minimum or maximum quantity of services or goods to be provided under this contract.

38.     TRANSITION ACTIVITIES

Upon the expiration of this contract, AHCCCSA anticipates a continued need for the services described herein. In the event the new contract is awarded to a different program contractor, the outgoing Program Contractor shall work closely with the incoming program contractor's personnel and AHCCCSA staff to ensure an efficient transfer of duties and responsibilities. All transition activities will be coordinated by AHCCCSA and a transition plan will be developed to facilitate the transfer. AHCCCSA reserves the right to determine which, if any, unfinished projects will remain with the outgoing Program Contractor for completion.


39.     CONFLICT OF INTEREST

The Program Contractor shall not undertake any work that represents a potential conflict of interest, or which is not in the best interest of AHCCCSA or the State without prior written approval by AHCCCSA. The Program Contractor shall fully and completely disclose any situation which may present a conflict of interest. If the Program Contractor is now performing or elects to perform during the term of this contract any services for any AHCCCS health plan, provider or Program Contractor or an entity owning or controlling same, the Program Contractor shall disclose this relationship prior to accepting any assignment involving such party


40.   DISCLOSURE OF CONFIDENTIAL INFORMATION

The Program Contractor shall not, without prior written approval from AHCCCSA, either during or after the performance of the services required by this contract, use, other than for such performance, or disclose to any person other than AHCCCSA personnel with a need to know, any information, data, material, or exhibits created, developed, produced, or otherwise obtained during the course of the work required by this contract. This nondisclosure requirement shall also pertain to any information contained in reports, documents, or other records furnished to the Program Contractor by AHCCCSA.




                               [END OF SECTION E]

                         SECTION F - LIST OF ATTACHMENTS


Attachment A - Subcontract provisions

Attachment B - Service area minimum network standards

Attachment C - Encounter record submission standards

Attachment D - Management services subcontractor statement

Attachment E - Sample letter of intent

Attachment F - Instructions for preparing capitation disk

Attachment G - Instructions for preparing nursing home network disk

Attachment H - Grievance process and standards

Attachment I - Service area maps

Attachment J - Offeror's checklist

                 SECTION G - REPRESENTATIONS AND CERTIFICATIONS


1.       CERTIFICATION OF ACCURACY OF INFORMATION PROVIDED

By signing this offer the Offeror certifies, under penalty of law, that the information provided herein is true, correct and complete to the best of Offeror's knowledge and belief. Offeror also acknowledges that should investigation at any time disclose any misrepresentation or falsification, any subsequent contract may be terminated by AHCCCSA without penalty to or further obligation by AHCCCSA.


2.       CERTIFICATION OF NON-COERCION

By signing this offer the Offeror certifies, under penalty of law, that it has not made to any provider any requests or inducements not to contract with another potential program contractor in relation to this solicitation.


3.        CERTIFICATION OF COMPLIANCE - ANTI-KICKBACK / LABORATORY TESTING

By signing this offer, the Offeror certifies that it has not engaged and will not engage in any violation of the Medicare Anti-Kickback or the "Stark I" and "Stark II" laws governing related-entity and compensation therefrom. If the Offeror provides laboratory testing, it certifies that it has complied with and has sent to AHCCCSA simultaneous copies of the information required to be sent to the Health Care Financing Administration. (See 42 USC Sections 1320a-7b, PL 101-239, PL 101-432, and 42 CFR Section 411.361.)


4.       AUTHORIZED SIGNATORY

Authorized Signatory for  ______________________________________________________
                                [OFFEROR'S Name]

______________________________________,     ____________________________________
          [INDIVIDUAL'S Name]                              [Title]

is the person authorized to sign this contract on behalf of Offeror.


5.     OFFEROR'S MAILING ADDRESS

AHCCCSA should address all notices relative to this offer to the attention of:

________________________________________________________________________
Name                                         Title

________________________________________________________________________
Address                                      Telephone Number

________________________________________________________________________
City                               State            ZIP

6.       ORGANIZATION STRUCTURE

The Offeror must complete and return this questionnaire on organization structure. Include all items requested in this section. Make sure that each questionnaire item is completed and that full disclosure is made. When making attachments to this section, please refer to the question number and the item heading.

a. ORGANIZATION CHART Attach a copy of the Offeror's staff organization chart, setting forth lines of authority, responsibility and communication which will pertain to this proposal. Provide an overall organizational chart and separate organizational charts for each functional area which includes the number of current or proposed full-time employees in each area.

b. IF OTHER THAN A GOVERNMENT AGENCY, WHEN WAS YOUR ORGANIZATION FORMED?
___________________


c. LICENSE/CERTIFICATION Attach a list of all licenses and certifications (e.g. federal HMO status or State certifications) your organization maintains. Use a separate sheet of paper listing the license requirements and the renewal dates.

Have any licenses in accordance with ARS Section 20-1065 et. seq., been denied, revoked or suspended within the past 10 years? Yes _____ No _____ If yes, please explain on a separate sheet.

d. CIVIL RIGHTS COMPLIANCE DATA Has any federal or state agency ever made a finding of noncompliance with any civil rights requirements with respect to your program? Yes _____ No_____ If yes, please explain on a separate sheet.

e. HANDICAPPED ASSURANCE Does your organization provide assurance that no qualified handicapped person will be denied benefits of or excluded from participation in a program or activity because the Offeror's facilities (including subcontractors) are inaccessible to or unusable by handicapped persons? (Note: Check local zoning ordinances for handicapped requirements). Yes____ No____ If yes, describe on a separate sheet how such assurance is provided. If no, describe how your organization is taking affirmative steps to provide assurance.

f. PRIOR CONVICTIONS List on a separate sheet all felony convictions within the past 15 years of any key personnel (i.e., Administrator, financial officers, major stockholders or those with controlling interest, etc.). Failure to make full and complete disclosure shall result in the rejection of your proposal.

g. FEDERAL GOVERNMENT SUSPENSION/EXCLUSION Has Offeror been suspended or excluded from any federal government programs for any reason? Yes_____ No_____ If yes, please explain on a separate sheet.


7.       FINANCIAL PLANNING

a. ORGANIZATIONAL STRUCTURE - The Offeror must describe the entity that is requesting to contract with AHCCCSA. An entity is defined as any unit, existing or to be formed, for which financial statements could be prepared in accordance with generally accepted accounting principles. Offeror's description of the entity shall include, at a minimum, the following:

      The date the entity was or will be formed and its legal status as an entity (i.e., Individual, Partnership, Corporation). Offeror's description should clearly identify the entity's relationship to any other organization.

      The name of accounting firm or individual who performed the audit, if entity is currently audited. Attach a copy of the most recent audited financial statements. If entity has not been audited within the last two years, or has never been audited, please attach a copy of the most recent annual unaudited financial statements.

      Explanation of how the initial capitalization and performance bond requirements, as described in Section D of this solicitation, will be met.

      Description of the principal allocation techniques used or proposed to be used for allocating indirect costs (including administrative costs) reflected in the entity's financial statements.

      A list of the types of liability insurance covering your entity. Include the amount of coverage and the name and address of the carrier.

      A description of any suits, judgments, tax deficiencies, claims or any other contingencies pending against the Offeror. Indicate the assessed and expected financial impact for each item.

      The date and type of each bankruptcy if the Offeror or its owner(s) has ever filed bankruptcy

b. RECEIVED BUT UNPAID CLAIMS (RBUCS) AND INCURRED BUT NOT RECEIVED (IBNRS)

Describe the method to be used for evaluating the claims liability for claims received by the Offeror but not yet adjudicated. These claims are more commonly referred to by AHCCCSA as Received But Unpaid Claims (RBUCs).

Describe the method to be used for evaluating the claims liability for IBNR claims. This description should address the frequency that projections are performed and major data sources used in the IBNR calculation. The description should also include how the Offeror will validate the accuracy of the IBNR amounts.

The Offeror shall provide a copy of their IBNR procedures and a summary of their IBNR practices. These procedures and practices must adequately support Offeror's response to the above IBNR descriptions.

c. CLAIMS PROCESSING SYSTEM - Describe in detail how you will assure encounter data is submitted to AHCCCSA within the standards established in Attachment C. Describe your claims processing system. Offeror's description shall include a description of:

      - Security and access controls to the processing system, both physical and software

      - Claim processor edit overrides available and the reporting and monitoring of the use of the overrides, including authorization procedures and procedures for the review of the reported over-rides.

      - Use of prior authorizations including authority to make changes to prior authorizations

      -     Audit trails produced for claims adjustments.

      -     Timelines for claims payments

      -     Post-payment review of processed claims

      -     Medical claims review

      -     Remittance advice

d. FINANCIAL PROJECTIONS - Offeror must submit prospective financial statements for each of the three years ending September 30, 1997, 1998, and 1999. Additionally, current program contractors responding to this solicitation must also submit prospective financial statements for the year ending September 30, 1996. The prospective financial statements shall include all applicable information on the Balance Sheet, the Statement of Revenue and Expenses and Changes in Plan Equity.

Fields that are not completed on the financial projections will be assumed to be zero. The financial projections must be consistent with the service areas the Offeror has requested and the capitation rates bid by the Offeror for the requested areas. Assumptions used in preparing the financial projections should be clearly stated.

e. WAS AN ACTUARIAL FIRM USED TO ASSIST IN DEVELOPING CAPITATION RATES? Yes_____ No_____

If yes, what is name of actuary and actuarial firm?__________________________________________

f. DID A FIRM OR ORGANIZATION PROVIDE THE OFFEROR WITH ANY ASSISTANCE IN MAKING THIS OFFER (TO INCLUDE DEVELOPING CAPITATION RATES OR PROVIDING ANY OTHER TECHNICAL ASSISTANCE)? Yes_____ No_____ If yes, what is the name of this firm or organization?

________________________________________________________________________________
Name

________________________________________________________________________________
Address                            City                          State

g. HAS THE OFFEROR CONTRACTED OR ARRANGED FOR MANAGEMENT INFORMATION SYSTEMS, SOFTWARE OR HARDWARE, FOR THE TERM OF THE CONTRACT? Yes_____ No_____ If yes, is the Management Information System being obtained from a vendor? Yes _____ No_____ If yes, please provide on a separate sheet the vendor's name, the vendor's background with AHCCCSA, the vendor's background with other HMOs, and the vendor's background with other Medicaid programs.


8.  FINANCIAL DISCLOSURE STATEMENT

Offeror must provide the following information as required by 42 CFR 455.103. This Financial Disclosure Statement shall be prepared as of 3/31/96. However, continuing offerors who have filed the required Financial Disclosure Statement within the last 12 months need not complete this section if no significant changes have occurred since the last filing.

LIST THE NAME AND ADDRESS OF EACH PERSON WITH AN OWNERSHIP OR CONTROLLING INTEREST, AS DEFINED BY 42 CFR 455.101, IN THE ENTITY SUBMITTING THIS OFFER:

                                                                Percent of
Name                       Address                          Ownership or Control

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

LIST THE NAME AND ADDRESS OF EACH PERSON WITH AN OWNERSHIP OR CONTROL INTEREST IN ANY SUBCONTRACTOR IN WHICH THE DISCLOSING ENTITY HAS DIRECT OR INDIRECT OWNERSHIP OF 5% OR MORE:

                                                                Percent of
Name                       Address                          Ownership or Control

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Names of above persons who are related to one another as spouse, parent, child or sibling:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

LIST THE NAME OF ANY OTHER DISCLOSING ENTITY IN WHICH A PERSON WITH AN OWNERSHIP OR CONTROL INTEREST IN THE DISCLOSING ENTITY ALSO HAS AN OWNERSHIP OR CONTROL
INTEREST:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


LIST THE OWNERSHIP OF ANY SUBCONTRACTOR WITH WHOM THE OFFEROR HAS HAD BUSINESS TRANSACTIONS TOTALING MORE THAN $25,000 DURING THE 12-MONTH PERIOD ENDING ON THE DATE OF THE REQUEST:

Describe Ownership    Type of Business             Dollar Amount
of Subcontractors     Transaction with Provider    of Transaction

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

LIST ANY SIGNIFICANT BUSINESS TRANSACTIONS, AS DEFINED IN 42 CFR 455.101, BETWEEN THE OFFEROR AND ANY WHOLLY-OWNED SUPPLIER OR BETWEEN THE OFFEROR AND ANY SUBCONTRACTOR DURING THE FIVE-YEAR PERIOD ENDING ON THE DATE OF THE OFFER:

Describe Ownership    Type of Business             Dollar Amount
of Subcontractors     Transaction with Provider    of Transaction

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

LIST THE NAME OF ANY PERSON WHO HAS OWNERSHIP OR CONTROL INTEREST IN THE OFFEROR, OR IS AN AGENT OR MANAGING EMPLOYEE OF THE OFFEROR AND HAS BEEN CONVICTED OF A CRIMINAL OFFENSE RELATED TO THAT PERSON'S INVOLVEMENT IN ANY PROGRAM UNDER MEDICARE, MEDICAID OR THE TITLE XX SERVICES PROGRAM SINCE THE INCEPTION OF THOSE PROGRAMS:

Name                       Address                          Title

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
LIST NAME AND ADDRESS OF EACH CREDITOR WHOSE LOANS OR MORTGAGES EXCEED 5% OF TOTAL OFFEROR EQUITY AND ARE SECURED BY ASSETS OF THE OFFEROR'S COMPANY.

                                               Description             Amount
 Name                      Address               of Debt             of Security

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

9.  RELATED PARTY TRANSACTIONS                                              OMC]

LIST THE NAMES AND ADDRESSES OF THE BOARD OF DIRECTORS OF THE OFFEROR.

Name/Title                      Address

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


LIST NAMES AND TITLES OF THE 10 HIGHEST COMPENSATED MANAGEMENT PERSONNEL INCLUDING BUT NOT LIMITED TO THE CHIEF EXECUTIVE OFFICER, THE CHIEF FINANCIAL OFFICER, BOARD CHAIRMAN, BOARD SECRETARY, AND BOARD TREASURER:

Name                                                       Title

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


DESCRIBE TRANSACTIONS BETWEEN THE OFFEROR AND ANY RELATED PARTY IN WHICH A TRANSACTION OR SERIES OF TRANSACTIONS DURING ANY ONE FISCAL YEAR EXCEEDS THE LESSER OF $10,000 OR 2% OF THE TOTAL OPERATING EXPENSES OF THE DISCLOSING ENTITY. LIST PROPERTY, GOODS, SERVICES AND FACILITIES IN DETAIL NOTING THE DOLLAR AMOUNTS OR OTHER CONSIDERATION FOR EACH TRANSACTION AND THE DATE THEREOF. INCLUDE A JUSTIFICATION AS TO (1) THE REASONABLENESS OF THE TRANSACTION, (2) ITS POTENTIAL ADVERSE IMPACT ON THE FISCAL SOUNDNESS OF THE DISCLOSING ENTITY, AND
(3) THAT THE TRANSACTION IS WITHOUT CONFLICT OF INTEREST:

a)  THE SALE, EXCHANGE OR LEASING OF ANY PROPERTY:

Description of    Name of Related Party               Dollar Amount for
Transaction         and Relationship                  Reporting Period

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Justification:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


b)  THE FURNISHING OF GOODS, SERVICES OR FACILITIES FOR CONSIDERATION:

Description of    Name of Related Party                   Dollar Amount for
Transaction          and Relationship                      Reporting Period

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Justification:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


c) DESCRIBE ALL TRANSACTIONS BETWEEN OFFEROR AND ANY RELATED PARTY WHICH INCLUDES THE LENDING OF MONEY, EXTENSIONS OF CREDIT OR ANY INVESTMENT IN A RELATED PARTY. THIS TYPE OF TRANSACTION REQUIRES REVIEW AND APPROVAL IN ADVANCE BY THE OFFICE OF THE DIRECTOR:

Description of    Name of Related Party                  Dollar Amount for
Transaction         and Relationship                      Reporting Period

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Justification:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


d) LIST THE NAME AND ADDRESS OF ANY INDIVIDUAL WHO OWNS OR CONTROLS MORE THAN 10% OF STOCK OR THAT HAS A CONTROLLING INTEREST (I.E.FORMULATES, DETERMINES OR VETOES BUSINESS POLICY DECISIONS):

                                                   Has Controlling
                                    Owner Or           Interest?

Name      Address                       Controller          Yes / No

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


10.      OFFEROR'S ADMINISTRATIVE FUNCTIONS SUBCONTRACTORS

Offeror must identify any organizational or administrative functions (e.g. claims processing, marketing, automated data processing, accounting) or key personnel (e.g. administrator, medical director, chief financial officer, etc.) which are subcontracted.


Subcontractor's Name:___________________________________________________________
Address:________________________________________________________________________
Method Of Payment:______________________________________________________________
Function Performed:_____________________________________________________________

Estimated Value Of Contract:          10/1/96 - 9/30/97     $___________________
                                      10/1/97 - 9/30/98     $___________________
                                      10/1/98 - 9/30/99     $___________________


Subcontractor's Name:___________________________________________________________
Address:________________________________________________________________________
Method Of Payment:______________________________________________________________
Function Performed:_____________________________________________________________

Estimated Value Of Contract:          10/1/96 - 9/30/97     $___________________
                                      10/1/97 - 9/30/98     $___________________
                                      10/1/98 - 9/30/99     $___________________



Subcontractor's Name:___________________________________________________________
Address:________________________________________________________________________
Method Of Payment:______________________________________________________________
Function Performed:_____________________________________________________________

Estimated Value Of Contract:         10/1/96 - 9/30/97     $____________________
                                     10/1/97 - 9/30/98     $____________________
                                     10/1/98 - 9/30/99     $____________________

Subcontractor's Name:___________________________________________________________
Address:________________________________________________________________________
Method Of Payment:______________________________________________________________
Function Performed:_____________________________________________________________

Estimated Value Of Contract:        10/1/96 - 9/30/97     $_____________________
                                    10/1/97 - 9/30/98     $_____________________
                                    10/1/98 - 9/30/99     $_____________________


11. OFFEROR'S KEY PERSONNEL

Indicate the names of the persons filling the following positions and the date (month/year) they began, or will begin, their staff assignment. In addition, the Offeror must attach detailed professional resumes for all key personnel to include, at a minimum, the following:

Position:                      Name:            Starting Date:       # of AHCCCS
                                                                     hours per
                                                                     week

Administrator

Medical Director

Financial Officer

Quality Mgt. Coordinator

Case Management Coordinator

Claims Administrator

Behavioral Health Coordinator

Grievance Coordinator





                               [END OF SECTION G]

                      SECTION H - INSTRUCTIONS TO OFFERORS

                                TABLE OF CONTENTS



1.   Proposal Content and Format..............................................59

2.   AHCCCSA Bidders' Library.................................................59

3.   Proprietary Information..................................................60

4.   Prospective Offerors' Inquiries..........................................60

5.   Prospective Offerors' Conference.........................................60

6.   Federal Deadline for Signing Contract....................................61

7.   Withdrawal of Proposal...................................................61

8.   Amendments to RFP........................................................61

9.   General Matters..........................................................61

10.  Provider Network and Network Management..................................61

11.  Capitation Rate................................ERROR! BOOKMARK NOT DEFINED.

12.  Program Operations.......................................................63

13.  Organization.............................................................64

14.  Certificate of Insurance.................................................65

15.  Data Management..........................................................65

16.  Amendments...............................................................65

17.  Submission of Initial Proposal On Most Favorable Terms...................66

18.  Proposal Opening.........................................................66

19.  Proposal Discussions.....................................................66

20.  Best and Final Offers....................................................66

21.  Award of Contract........................................................66

22.  RFP Milestone Dates......................................................67

SECTION H - INSTRUCTIONS TO OFFERORS


      Note: This RFP document does not describe the entire ALTCS program in complete detail. The Offeror, therefore, is encouraged to make use of the Bidders' Library and review the material incorporated by reference throughout the document. See Paragraph 2 below.



CONTINUING OFFERORS ONLY: For items below followed by an asterisk [*], a continuing ALTCS offeror must submit its proposal for that item only if its most recent operational/ financial review revealed deficiencies and the offeror's subsequent corrective action plan was not approved by AHCCCSA. The continuing offeror must also submit its proposal for that item if there have been significant changes since the last operational/ financial review.

If the continuing offeror is deferring to its most recent operational/financial review to meet a requirement shown with an asterisk, it must be indicated by entering "PER REVIEW" in the "Offeror's Page #" column of the Offeror's Checklist. If the continuing offeror is proposing to expand into a new service area, it must submit the asterisked items for the new service area.


1.   PROPOSAL CONTENT AND FORMAT

The Offeror's proposal should present a detailed approach and plan for addressing each element identified and described in this RFP. The information must be presented in the order prescribed in Paragraphs 9 through 15 and again in the Offerors' Checklist (Attachment J). Proposals that merely paraphrase elements of this RFP or use such phrases as "will comply" or "standard techniques will be employed" may be deemed unresponsive. AHCCCSA will not provide any reimbursement for the cost of developing or submitting a proposal in response to this RFP. One original and five copies of each proposal shall be submitted in the format outlined below. Proposals received after the time and date indicated on the front page of this solicitation will not be considered.

All proposals shall be organized as outlined in the checklist, forms and computer disks provided in this solicitation. The checklist will serve as the table of contents and the notes at the beginning of the checklist (Attachment J) give specific instructions for new and continuing offerors. The Offeror must indicate on the checklist the specific page numbers where material may be found on the individual items. All pages of the Offeror's proposal must be numbered consecutively, including attachments, appendices, exhibits, etc. The proposal must be submitted in three-ring loose-leaf binders with the "spine" of each binder clearly labeled to identify the Offeror, the contents of the binder, the inclusive page numbers of that binder, and the number of the binder within the series (e.g. "Vol. 2 of 4"). The binder containing the capitation and provider network computer disks must be clearly identified on the outside of the binder. Sealed proposals must be received at AHCCCSA no later than 3:00 pm, June 14, 1996.

Erasures, interlineations or other modifications in the proposal shall be initialed in ink by the person authorized to sign the offer. AHCCCSA shall not reimburse the Offeror the cost of proposal preparation.


2.    AHCCCSA BIDDERS' LIBRARY

The Bidders' Library contains reference material on AHCCCS and ALTCS policies and performance requirements to assist the Offeror in preparing a thorough and realistic response to this solicitation. References are made throughout this solicitation to materials in the Bidders' Library and all such materials are incorporated into the contract by reference. The Bidders' Library is located at 701 E. Jefferson, Phoenix, AZ. Please contact Mark Renshaw at (602) 417-4577 for further information and appointment times. The following documents are available for viewing or copying in the Bidders' Library:

            ALTCS Eligibility Policy and Procedure Manual

            AHCCCS Medical Policy Manual

            AHCCCS Encounter Reporting User Manual

            ALTCS Uniform Accounting and Reporting System and Guide for Audits
                  of ALTCS Contractors and Providers

            AHCCCS Technical Interface Guidelines

            Statement of Requirements for ALTCS Quality Management Program

            Code of Federal Regulations (CFR), Titles 42 and 45 Arizona Revised
                  Statutes

            ALTCS Rules

            AHCCCS Rules

            AHCCCS Fee-for-Service Capped Fee Schedule

            AHCCCS Policy for Prevention, Detection and Reporting of Fraud and
                  Abuse

            AHCCCS Reinsurance Manual

            HCBS Cap Report

            Long-Term Care Placement Report

            Enrollment Report (last two years)

            Transplantation rates


3.    PROPRIETARY INFORMATION

All proposals shall become the property of AHCCCSA. The Offeror may designate certain information to be proprietary in nature by printing the word "proprietary" on top of each page for which nondisclosure is requested. Final determinations of nondisclosure rest with AHCCCSA; however, all portions of the Offeror's proposal, including those which are proprietary, may be provided to the HCFA and its evaluation contractor.


4.    PROSPECTIVE OFFERORS' INQUIRIES

Any questions related to this solicitation must be directed to Mark Renshaw, AHCCCS Contracts and Purchasing, 701 E. Jefferson, Phoenix, AZ 85034 All questions submitted in writing to AHCCCSA, Contracts and Purchasing, by April 19, 1996 will be combined and answered in a single RFP amendment shortly thereafter. The Offeror shall not contact or ask questions of other AHCCCSA staff unless authorized to do so by the Contracting Officer. Cite page, section and paragraph number when submitting questions


5.    PROSPECTIVE OFFERORS' CONFERENCE

A Prospective Offerors' Conference will be held on Monday, April 15, 1996 from 1-3 p.m. at the 701 E. Jefferson, 3rd Floor Gold Room. The purpose of this conference will be to clarify the contents of this solicitation, answer questions from prospective offerors, and offer general guidance on the required format of all proposals. Any doubt regarding the contents or requirements of this solicitation or any apparent omission or discrepancy should be presented at or before this conference. AHCCCSA will then determine the appropriate action necessary and issue a written amendment to the solicitation, if appropriate.

6.    FEDERAL DEADLINE FOR SIGNING CONTRACT


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The federal Health Care Financing Administration (HCFA) has imposed strict deadlines for finalization of contracts in order to qualify for federal financial participation. This contract, completed and signed by both parties, must be available for submission to HCFA prior to the beginning date of the contract term (Oct. 1, 1996), but in no case later than November 1, 1996. All public entity offerors must ensure that the approval of this contract is placed on appropriate agendas well in advance to ensure compliance with this deadline. Any withholding of federal funds caused by the Offeror's failure to comply with this requirement shall be borne in full by the Offeror.


7.    WITHDRAWAL OF PROPOSAL

At any time prior to the proposal due date and time, the Offeror (or designated representative) may withdraw its proposal. Telegraphic or mailgram withdrawals will not be considered.


8.    AMENDMENTS TO RFP

Amendments may be issued subsequent to the issue date of this solicitation. Receipt of solicitation amendments must be acknowledged by signing and returning the signature page of the amendment to AHCCCSA.


[PARAGRAPHS 9 THROUGH 15 PERTAIN TO THE PROPOSAL REQUIREMENTS AS THEY APPEAR IN ATTACHMENT J, OFFEROR'S CHECKLIST:]

9.     GENERAL MATTERS

Complete and submit the Offeror's signature page (cover page of this document). Complete and submit the Offeror's Checklist.
Review and understand the Certification of Non-coercion.


10.    NETWORK

Provider Network - The Offeror shall have in place an adequate network of providers capable of meeting all contract requirements. Attachment B lists the minimum network requirements by service area. The Offeror shall provide in its proposal information concerning its entire provider network for all service areas whether the proposal is for a continuing service area or an expansion of service areas. Submit both the nursing facility network disk and hard copy. A hard copy roster of the acute care, HCBS and behavioral health providers shall be submitted in the format listed below. Signed letters of intent or contract signature pages must accompany the provider listings as evidence of an agreement between the Offeror and provider. Attachment E, Sample Letter of Intent, is the only acceptable format for these letters. AHCCCSA may verify any or all submitted letters of intent or contracts.

Nursing Facility Network - The nursing facility network disk screens contain the names of the nursing facilities listed alphabetically by county. See Attachment G and the network disk for detailed instructions.

Acute care, HCBS and Behavioral Health - The Offeror shall submit a roster by county of acute care, HCBS and behavioral health providers for Contract Year 96-97. In addition to the roster, signed letters of intent or contract signature pages must be submitted in the same order as the names listed on the provider roster. The roster shall appear in the same order and use the same headings as the Sample Letter of Intent provider listing (Attachment E). For example, start with Acute Care Hospital which is #2 on the listed provider types in the Sample Letter of Intent and list all the hospitals for which letters of intent or contracts have been obtained. This should be followed by


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Psychiatric Hospital which is #3 on the listed provider types in the Sample
Letter of Intent. Continue the provider listing through Hospice Service Providers. Include the following information in the roster listing: provider name, address including street, city, state, and zip code and telephone number.

Network Maps (Maricopa And Pima Counties Only) - The Offeror must demonstrate the ability to provide Primary Care Provider (PCP) and pharmacy services in metropolitan Phoenix and Tucson according to certain maximum travel distances. Attachment I to this solicitation consists of two maps (Phoenix and Tucson) each of which shows a geographical boundary. The Offeror's network must be such that a member residing within the boundary area would not have to travel more than five miles to see a PCP or pharmacy. A member residing outside the boundary area (but within the total area shown on the map) must not have to travel more than 10 miles to see such providers. (See Mapping Instructions which follow.)

Mapping Instructions: The Offeror must use the maps provided (Attachment I) to indicate the location of each PCP and pharmacy in its proposed network for metropolitan Phoenix and Tucson. The Offeror should use color coded dots, red for PCP's and green for pharmacies. The Offeror may place one red dot in the zip code with a number indicating the number of proposed subcontracts for PCP's within that zip code. Similarly, the Offeror may place a green dot in the particular zip code with a number indicating the number of pharmacies proposed for that zip code area. Since the color on dots is not distinguishable when photocopied, the Offeror should place colored dots on not only the original but also on all five required copies, or supply colored copies.

Network Development - The Program Contractor must develop and maintain an adequate provider network to provide all covered services. Where there is a deficiency in the provider network, identify the deficiency and submit your plan for correcting it. Submit a description of your current Home and Community Based Services program, as well as your plan for further developing these services. Address, at a minimum, the following areas:

          Attendant Care

          Personal Care

          Homemaker

          Adult Day Health

          Home Health Agency Services, including nursing and home health aide Group Respite as an alternative to Adult Day Health

          Environmental modifications

          Home-delivered meals

Submit a separate description of your proposals for providing alternative residential settings to include, at a minimum:

          Adult Foster Care

          Adult Care Homes (pilot program)

          Supportive Residential Living (pilot program)

          Traumatic Brain Injury facilities

          Behavioral Health levels I and II

Network Management - Submit a narrative description, or copies of your policies and procedures, indicating how you will meet the network management requirements specified in Section D, Paragraphs 24 through 28. The description must describe in detail the internal monitoring process pertaining to frequency, problem identification, corrective action plan, follow-up, sanctions and cause for provider termination.

Provider manual - Submit one manual in a separate binder labeled "Provider Manual".


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11.    CAPITATION RATE

Capitation is a fixed per member monthly payment to the Program Contractor for the provision of covered services to members. It is an actuarially sound amount to cover expected utilization and costs in a risk-sharing managed care environment. In addition, AHCCCSA offers reinsurance programs to protect the Program Contractor from unusual and unforeseen expenses.

The Offeror must demonstrate that the capitation rates proposed are actuarially sound. That is, the Offeror, if awarded a contract, should be able to keep utilization at or below its proposed levels and to subcontract for unit costs that average at or below the amounts shown on its Capitation Rate Calculation Sheet disk. The Offeror may require assistance from an actuary to develop some of the fundamental assumptions for meeting the criteria defined above.

To facilitate the preparation of its capitation proposals, AHCCCSA will provide the offeror with a copy of the Data Supplement Book, to be available April 15 or shortly thereafter. This book should not be used as the sole source of information in preparing the capitation proposal. The Offeror is solely responsible for research, preparation and documentation of its capitation proposal.

The Offeror must submit its capitation proposal using the AHCCCSA capitation bid disk. Attachment F to this RFP contains detailed instructions for using the computer disk program.


12.    PROGRAM OPERATIONS

Medical Director - Submit the position description or a copy of the contract.

Case Management Structure Plan - A new offeror, or a continuing offeror bidding on a new service area, must describe how it will meet ALTCS case management requirements. (See Section D, Paragraph 9, Case Management.) A continuing offeror must submit this case management plan if the 1994-96 case management services review indicated deficiencies and the subsequent corrective action plan was not approved by AHCCCSA. A continuing offeror must also submit its case management plan if there have been significant management or organizational changes since the last services review or plan submittal.

The description shall include the number of case managers, how case management assignments are made and how protocols are communicated. Describe the monitoring process to ensure compliance with protocols of case management ratios, data entry, member contact timelines, member record content, placement decisions (including any preference for particular procedures), how case managers will coordinate with primary care physicians and prior authorization staff, how out-of-county clients will be managed and member transition to AHCCCS acute care health plans.

Quality Management/ Utilization Management - A new offeror, or a continuing offeror bidding on a new service area, must submit a quality management plan addressing the requirements specified in the AHCCCS Medical Policy Manual. (Also see Section D, Paragraph 11, Quality Management/ Utilization Management.) This plan should include the Offeror's utilization management plan. Attach utilization management policies and procedures for (1) prior authorization and referral requirements, (2) clinical standards used, (3) restrictions on settings for care, and (4) the qualifications of individuals performing utilization management activities.

A continuing offeror must submit the quality management plan if the 1994-96 case management services review indicated deficiencies and the subsequent corrective action plan was not approved by AHCCCSA. A continuing offeror must also submit its quality management plan if there have been significant management or organizational changes since the last services review or plan submittal.


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Grievance and Appeals - The Offeror must submit specific information describing how it will meet the requirements outlined in Attachment H, Grievance Process and Standards.

Member Transition and Program Contractor Changes policy - Submit relevant policies and procedures.

Member Handbook and Communications - Submit a copy of the current or proposed member handbook.

Behavioral Health Services - Submit the behavioral health services plan that includes, but is not limited to, referral process, treatment planning and coordination, staff and provider training in the identification of and screening for behavioral health needs, quality and utilization management.


13.    ORGANIZATION

Section G - Complete all questionnaire items and submit all materials required in Section G, including authorized signatory, functional organization chart, resumes of key personnel (submit position description if vacant), licenses, certifications, description of organizational entity, description of claims processing, RBUC/ IBNR method, financial projections, financial disclosure statements, administrative functions/ management/ MIS subcontractor statements and related party transactions.

Financial Viability Standards - Calculate and submit the financial viability and performance measures based on your financial projections.

Performance Bond or Bond Substitute - Submit your plan for meeting this requirement including the type of bond to be posted, source of funding and timeline for meeting the requirement.

Patient Trust Account Policy and Procedure - Submit a copy of your policy for monitoring these accounts.

TPL/ COB Procedures - Submit a copy of your policy that addresses third party liability requirements.

Share of Cost Collection Policy - Submit copy of policy that describes the collection of the member's share of cost.

Fraud and Abuse - Submit a copy of your policy pertaining to the prevention and detection of fraud and abuse.

Model Subcontracts - Submit copies of the following model subcontracts:

            a.    Contracts between related parties

            b.    Subcontracts for full or partial risk, or withholds

            c. Contracts for management information systems or data management firms

            d.    Primary care physicians

            e.    Attendant Care and Home Health agencies

            f.    Behavioral health providers

            g.    Nursing facilities

            h. Alternative residential care facilities (described in Section D, Paragraph 1, Covered Services)

            i.    Dental services

14.   CERTIFICATE OF INSURANCE

The Offeror shall submit a properly completed Certificate of Insurance in accordance with the requirements of Section E, Paragraph 28, Insurance.


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15.   DATA MANAGEMENT

The Offeror shall submit a description of how it will meet the data management requirements specified in Section D, Paragraph 52, Data Management. If not currently able to meet requirements, submit an appropriate timeline for start-up.


16.   AMENDMENTS

The Offeror shall sign and submit with its offer all amendments to this solicitation.


17.   SUBMISSION OF INITIAL PROPOSAL ON MOST FAVORABLE TERMS

AHCCCSA reserves the right to award a contract without negotiation based solely on the price and terms of the proposal as initially submitted. The Offeror is therefore advised to submit its best offer initially.


18.   PROPOSAL OPENING

Proposals will be opened publicly immediately following the proposal due date and time. The name of each offeror will be read publicly and recorded, but no other information contained in the proposals will be disclosed. Proposals will not be available for public inspection until after contract award.


19.   PROPOSAL DISCUSSIONS

Discussions may be conducted with a responsible offeror who submits a proposal determined to be reasonably susceptible of contract award. As used here, "responsible offeror" means an offeror that has the capability to perform the contract requirements and also the integrity and reliability to assure good faith performance. In conducting discussions, there will be no disclosure of any information derived from competing proposals. AHCCCSA will have sole discretion in selecting proposal discussion items and such discussions may include interviews or be in writing. At the end of discussions, the offeror may be permitted the opportunity to revise its proposal for the purpose of obtaining its best and final offer.


20.   BEST AND FINAL OFFERS

If in the best interest of the State, AHCCCSA will issue a written request for a Best and Final Offer (BFO) setting forth the date, time and place for its submission. The purpose of the request for a BFO is to allow the Offeror an opportunity to resubmit bids for rate components not previously accepted by AHCCCSA. In addition, AHCCCSA will disclose to the Offeror which of its bid rate components are acceptable (within or below the actuarial rate range), and which are not acceptable (above the actuarial rate range).

The BFO must be submitted on the computer disk provided by AHCCCSA. The Offeror whose final bid rate components fall below the bottom of the actuarial rate range will have its rates increased to the bottom of the component rate range. The Offeror whose final bid rate components are above the actuarial rate range will be offered a rate in the bottom half of the component rate range. If the Offeror does not submit a notice of withdrawal or a BFO, its immediate previous offer will be considered its best and final offer. The Offeror will not be allowed to adjust upward a previously accepted component rate bid.


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21.     AWARD OF CONTRACT

Award will be made to the offeror whose proposal is determined to be the most advantageous to AHCCCSA based on the evaluation factors set forth in Section I of this RFP. Final capitation rates are subject to approval by HCFA. Notwithstanding any other provision of this solicitation, AHCCCSA expressly reserves the right to:

a.    Waive any immaterial mistake or informality;

b.    Reject any or all proposals, or portions thereof; and/or

c.    Reissue a Request for Proposals

A response to this RFP is an offer to contract with AHCCCSA based upon the terms, conditions, scope of work and specifications of the RFP. Proposals do not become contracts unless and until they are accepted by the contracting officer. A contract is formed when the AHCCCSA Contracting Officer provides written notice of award to the successful offeror(s). The final contract consists of the terms and conditions of the RFP, amendments to the RFP, the Offeror's last BFO, and subsequent contract modifications, if any.


22.   RFP MILESTONE DATES

The following is the anticipated schedule of events regarding the solicitation process:

      Activity                                    Date

Solicitation issued                               4/1/96

Offerors' Conference                              4/8/96

RFP-related questions due (if any)                4/19/96

Technical Assistance Conference                   5/6/96

Proposals due                                     6/14/96

Awards made                                       7/15/96

Contract term begins                              10/1/96





                               [END OF SECTION H]


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    SECTION I - EVALUATION FACTORS  SELECTION PROCESS

AHCCCSA has developed a scoring process which is designed to evaluate fairly an offeror's ability to provide cost-effective, high quality contract services in a managed care setting. The following factors, weighted as shown, will be evaluated.

      Provider Network and Management        30%
      Program                                30%
      Capitation                             25%
      Organization                           15%

Provider Network and Capitation will be scored by county. Organization and Program will be scored in the aggregate for all counties bid by the Offeror. Contracts will be awarded to qualified Offerors whose proposals are deemed to be most advantageous to the State in accordance with [Section H, Paragraph 21.]

AHCCCSA will consider its experience with continuing ALTCS Offerors and contracted health plans in evaluating their proposals in the areas of Provider Network, Program and Organization. The results of the most recent Operational and Financial Reviews performed by AHCCCSA through April 1996 will be used in the evaluation process. AHCCCSA may also conduct New Offeror Reviews.

AHCCCSA reserves the right to waive immaterial defects or omissions in this solicitation or submitted proposals.


ALL OF THE COMPONENTS LISTED BELOW WILL BE EVALUATED AGAINST CORRESPONDING STATUTES, AHCCCSA RULES, REGULATIONS, POLICIES AND THE REQUIREMENTS CONTAINED IN THIS RFP. THE OFFEROR'S CHECKLIST (ATTACHMENT J) CONTAINS RFP REFERENCES FOR EACH OF THESE ITEMS:

PROVIDER NETWORK DEVELOPMENT AND MANAGEMENT

The provider network will be evaluated and scored with reference to the Offeror's network development and network management. "Network development" is defined as the process of negotiating contractual relationships with a sufficient number of providers able to competently perform defined covered services within a given area in accordance with AHCCCS standards (e.g. appointment times).

1.    Nursing facility network

AHCCCSA will use the automated Nursing Facility Network Program to evaluate and score the nursing facility network. Within the program, the Offeror must indicate the nursing facilities for which it has signed letters of intent or contracts for Contract Year 96-97. The Offeror must submit the signed letters of intent and/or the contract signature pages for Contract Year 96-97 as part of its proposal.

Extra consideration will be given for letters of intent or contracts that specify payment rates, share of cost collection agreements, and certain types of risk relationships. The share of cost collection agreement will be evaluated based on delineation of responsibility of both parties in the collection of the members' share of cost. Mere delegation of this responsibility to the provider will not result in any extra credit or consideration in the scoring process. The agreement must demonstrate due diligence on the part of both parties. The Offeror will receive extra consideration for entering risk-sharing agreements with its nursing homes. To receive extra consideration, the risk agreement must align the incentives of the Offeror and the nursing home in placing the member at the appropriate level of care, including moving the member to an HCBS setting if appropriate. The risk agreements must not encourage underutilization or violate any federal or state regulations.


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2.    Acute, HCBS, behavioral health network

3.    HCBS development plan

4. Provider network deficiency plan - The Offeror's plan will be evaluated to determine if the Offeror has identified network deficiencies and has established an action plan to address the deficiencies.

5.    Network management policies and procedures

6.    Provider Manual

CAPITATION RATE

The Offeror must submit its capitation rate bid by county. The components of this rate bid that will be evaluated and scored are:

1.    Nursing facility

2.    HCBS

3.    Acute care

3.    Administration

4.    Risk, contingencies and profit

The components will be weighted for scoring based upon their relative importance to the overall program. The lowest bid for each component will receive the maximum allowable points. However, if a bid is below the actuarial rate range, the bid will be evaluated as if it is at the bottom of the acruarial rate range. No additional points will be given for bids below the actuarial rate range. Conversely, the highest bid (within or above the actuarial rate range) for each component will receive the least number of points.


PROGRAM OPERATIONS

1.    The Medical Director's job description and/or contract

2.    Case management plan, policies and procedures

3.    Quality Management/Utilization Management plans and policies

4.    Grievance policies

5.    Member transition policy which includes program contractor changes

6.    Member handbook and communications policies and procedures

7.    Behavioral health services plan and policies


ORGANIZATION

1.    Functional organization chart and resumes of key personnel

2.    Claims and encounter processing system

3.    RBUC/ IBNR methods

4.    Financial projections

5.    Financial viability standards based on the financial projections

6.    Performance bond or bond substitute

7.    Administrative cost allocation

8. Patient Trust Account policy and procedure - Evaluation will consider whether the Offeror has an active role in monitoring patient trust accounts.

9. TPL/COB policies and procedures - Evaluation will consider the Offeror's cost avoidance and cost recovery methods.


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10.   Share of Cost collection policy - Evaluation will consider whether the
      Offeror's and provider's responsibility in the collection of the member share of cost is clearly specified.

11.   Fraud and abuse policy

12.   Model subcontracts







                               [END OF SECTION I]


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